                                                                    EXHIBIT 23.1



                      CONSENT OF PRICEWATERHOUSECOOPERS LLP

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-61667; 333-02983; 333-32701; 333-45211;
333-67465; 333-83643; 333-32572; and 333-48532) and Form S-8 (Nos. 33-16242;
33-52835; 333-01099; 333-01421; 333-02623; 333-02621; 333-21291; 333-32653;
333-32635; 333-51627; 333-51635; 333-51641; 333-76887; 333-82691; 333-38846 and
333-47968) of U.S. Bancorp of our report dated January 16, 2001, except for Note 2, as to which the date is February 27, 2001, relating to the consolidated financial statements of Firstar Corporation and its subsidiaries, which appears in the Current Report on Form 8-K of U.S. Bancorp dated March 15, 2001.


PRICEWATERHOUSECOOPERS LLP


Milwaukee, Wisconsin
March 16, 2001

FIRSTAR CORPORATION
CONSOLIDATED FINANCIAL STATEMENTS
AND REPORT OF INDEPENDENT ACCOUNTANTS
DECEMBER 31, 2000

                        REPORT OF INDEPENDENT ACCOUNTANTS


To the Shareholders and Board of Directors of Firstar Corporation:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of income, changes in shareholders' equity and cash flows present fairly, in all material respects, the financial position of Firstar Corporation and its subsidiaries at December 31, 2000 and 1999, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Corporation's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with auditing standards generally accepted in the United States of America, which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.


PRICEWATERHOUSECOOPERS LLP


January 16, 2001, except for Note 2, as to which the date is February 27, 2001

FIRSTAR CORPORATION
CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2000 AND 1999
--------------------------------------------------------------------------------
(DOLLARS IN THOUSANDS)



                                                                                        2000             1999
                                                                                     ------------    ------------

ASSETS
   Cash and due from banks                                                           $  4,332,584    $  3,288,291
   Money market investments                                                               200,276         896,910
   Investment securities:
     Available-for-sale                                                                13,613,909      12,919,413
     Held-to-maturity (fair value $256,455 and $200,310, respectively)                    251,580         194,454
                                                                                     ------------    ------------

         Total securities                                                              13,865,489      13,113,867
   Loans held for sale                                                                    713,023         624,680
   Loans:
     Commercial loans                                                                  19,240,653      17,346,596
     Real estate loans                                                                 17,110,872      19,815,017
     Retail loans                                                                      17,354,315      13,464,395
                                                                                     ------------    ------------

         Total loans                                                                   53,705,840      50,626,008
           Allowance for loan losses                                                      720,083         714,898
                                                                                     ------------    ------------

         Net loans                                                                     52,985,757      49,911,110

   Premises and equipment, net                                                            979,443       1,002,887
   Acceptances - customers' liability                                                      20,493          15,149
   Other assets                                                                         4,487,827       3,934,939
                                                                                     ------------    ------------

         Total assets                                                                $ 77,584,892    $ 72,787,833
                                                                                     ============    ============

LIABILITIES
   Deposits:
     Noninterest-bearing deposits                                                    $ 10,979,702    $ 10,299,994
     Interest-bearing deposits                                                         45,298,229      41,586,417
                                                                                     ------------    ------------

         Total deposits                                                                56,277,931      51,886,411
   Short-term borrowings                                                                9,024,379       8,302,019
   Long-term debt                                                                       3,876,593       5,038,383
   Acceptances outstanding                                                                 20,493          15,149
   Other liabilities                                                                    1,857,166       1,237,235
                                                                                     ------------    ------------

         Total liabilities                                                             71,056,562      66,479,197
                                                                                     ------------    ------------

SHAREHOLDERS' EQUITY
   Common stock:
   Issued  - 984,425,979 shares in 2000 and 984,579,636
     shares in 1999                                                                         9,844           9,846
   Surplus                                                                              1,863,910       1,926,239
   Retained earnings                                                                    5,321,832       4,660,463
   Treasury stock, at cost:
     Held - 33,698,269 shares in 2000 and 9,033,176 shares in 1999                       (747,836)       (192,894)
   Accumulated other comprehensive income (loss)                                           80,580         (95,018)
                                                                                     ------------    ------------

         Total shareholders' equity                                                     6,528,330       6,308,636
                                                                                     ------------    ------------

         Total liabilities and shareholders' equity                                  $ 77,584,892    $ 72,787,833
                                                                                     ============    ============





   The accompanying notes are an integral part of these financial statements.

FIRSTAR CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
--------------------------------------------------------------------------------
(DOLLARS IN THOUSANDS EXCEPT PER SHARE DATA)


                                                                 2000         1999         1998
                                                              ----------   ----------   ----------

INTEREST INCOME
    Interest and fees on loans                                $4,475,880   $3,968,923   $3,928,140
    Interest and fees on loans held for sale                      98,510      102,685       84,844
    Interest on investment securities:
      Taxable                                                    808,960      828,975      906,911
      Non-taxable                                                 86,355       92,832       95,362
    Interest on money market investments                          21,792       21,920       28,037
    Interest on trading securities                                    --        6,377        8,894
                                                              ----------   ----------   ----------

        Total interest income                                  5,491,497    5,021,712    5,052,188
                                                              ----------   ----------   ----------

INTEREST EXPENSE
    Interest on deposits                                       1,950,936    1,678,839    1,843,674
    Interest on short-term borrowings                            548,128      368,252      381,985
    Interest on long-term debt                                   293,476      331,475      290,908
                                                              ----------   ----------   ----------

        Total interest expense                                 2,792,540    2,378,566    2,516,567
                                                              ----------   ----------   ----------

        Net interest income                                    2,698,957    2,643,146    2,535,621
    Provision for loan losses                                    222,443      187,301      164,790
                                                              ----------   ----------   ----------

        Net interest income after provision for loan losses    2,476,514    2,455,845    2,370,831
                                                              ----------   ----------   ----------

NONINTEREST INCOME
    Trust income                                                 452,323      427,346      375,258
    Mortgage banking income                                      164,822      151,736      202,590
    Retail deposit fees                                          215,465      193,987      177,762
    Cash management income                                       146,552      142,037      117,466
    Credit card income                                           138,055      112,672       93,670
    ATM income                                                    42,184       38,602       36,865
    Investment securities gains - net                              1,120       14,762       16,530
    All other income                                             345,786      321,429      345,210
                                                              ----------   ----------   ----------

        Total noninterest income                               1,506,307    1,402,571    1,365,351
                                                              ----------   ----------   ----------

NONINTEREST EXPENSE
    Salaries                                                     726,840      862,092      953,309
    Pension and other employee benefits                           90,977      137,550      172,990
    Equipment expense                                            140,776      147,821      160,737
    Occupancy expense - net                                      159,995      167,788      169,467
    Amortization of intangible assets                            121,836      120,831      114,983
    All other expense                                            528,482      539,304      581,038
    Merger and restructuring expenses                            287,395      470,463      377,292
                                                              ----------   ----------   ----------

        Total noninterest expense                              2,056,301    2,445,849    2,529,816
                                                              ----------   ----------   ----------

    Income before income taxes                                 1,926,520    1,412,567    1,206,366
    Income taxes                                                 642,901      537,249      400,916
                                                              ----------   ----------   ----------

        Net income                                            $1,283,619   $  875,318   $  805,450
                                                              ==========   ==========   ==========

PER SHARE
    Basic earnings per common share                           $     1.33   $     0.89   $     0.83
    Diluted earnings per common share                               1.32         0.87         0.81
    Dividends declared on common stock                            0.6500       0.4625       0.3300
                                                              ----------   ----------   ----------

    Weighted average common shares (000's)                       963,503      987,488      970,420
    Weighted average diluted common shares (000's)               972,482    1,002,754      989,085
                                                              ==========   ==========   ==========





   The accompanying notes are an integral part of these financial statements.

FIRSTAR CORPORATION
CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------

                                           Preferred        Common                     Retained       Treasury
                                             Stock          Stock         Surplus       Earnings        Stock
                                          -----------    -----------    -----------   -----------    -----------
BALANCE, JANUARY 1, 1998                  $     5,308    $     9,441    $ 1,794,210   $ 3,820,195    $  (173,185)
Net income                                                                                805,450
Unrealized gain on securities
     available-for-sale
Reclassification adjustment for
     gains realized in
     net income
Income taxes

Comprehensive income
Cash dividends declared
     on common stock                                                                     (461,361)
Cash dividends declared on
     preferred stock                                                                          (83)
Conversion of preferred stock
     into common stock                         (5,308)             9          4,715           492             64
Issuance of common stock
     and treasury shares                                         288        430,687        12,482        194,324
Issuance of common stock
     in acquisitions                                             180         31,003       125,245            357
Purchase of treasury stock                                                                              (140,008)
Purchase and retirement of common
     stock and treasury stock                                    (42)      (106,989)                     106,722
Shares reserved to meet deferred
     compensation obligations                                                 9,126                       (7,933)
Amortization of restricted stock                                              7,272
ESOP debt reduction, net
                                          -----------    -----------    -----------   -----------    -----------
BALANCE, DECEMBER 31, 1998                         --          9,876      2,170,024     4,302,420        (19,659)
Net income                                                                                875,318
Unrealized loss on securities
     available-for-sale
Reclassification adjustment for
     losses realized in
     net income
Income taxes

Comprehensive income
Cash dividends declared on common stock                                                  (517,275)
Issuance of common stock and
     treasury shares                                              97         86,793                      111,946
Purchase of treasury stock                                                                              (627,086)
Retirement of treasury stock                                    (127)      (343,866)           --        343,993
Shares reserved to meet deferred
     compensation obligations                                                 2,088                       (2,088)
Amortization of restricted stock                                             11,200
                                          -----------    -----------    -----------   -----------    -----------
BALANCE, DECEMBER 31, 1999                         --          9,846      1,926,239     4,660,463       (192,894)
Net income                                                                              1,283,619
Unrealized gain on securities
     available-for-sale
Reclassification adjustment for gains
     realized in net income
Income taxes

Comprehensive income
Cash dividends declared on common stock                                                  (622,250)
Issuance of common stock
     and treasury shares                                          (2)       (73,371)                     203,571
Purchase of treasury stock                                                                              (749,987)
Shares reserved to meet deferred
     compensation obligations                                                 8,526                       (8,526)
Amortization of restricted stock                                              2,516
                                          -----------    -----------    -----------   -----------    -----------
BALANCE, DECEMBER 31, 2000                $        --    $     9,844    $ 1,863,910   $ 5,321,832    $  (747,836)
                                          ===========    ===========    ===========   ===========    ===========


                                                             Employee
                                                             Stock
                                           Accumulated       Ownership
                                             Other           Plan Shares       Total
                                          Comprehensive      Purchased      Shareholders'
                                          Income (Loss)      With Debt        Equity
                                          -------------      -----------    -------------

BALANCE, JANUARY 1, 1998                  $      58,070      $    (1,846)   $   5,512,193
Net income                                                                        805,450
Unrealized gain on securities
     available-for-sale                         142,241                           142,241
Reclassification adjustment for
     gains realized in
     net income                                 (16,530)                          (16,530)
Income taxes                                    (45,009)                          (45,009)
                                          -------------      -----------    -------------
Comprehensive income                                                              886,152
Cash dividends declared
     on common stock                                                             (461,361)
Cash dividends declared on
     preferred stock                                                                  (83)
Conversion of preferred stock
     into common stock                                                                (28)
Issuance of common stock
     and treasury shares                                                          637,781
Issuance of common stock
     in acquisitions                              2,235                           159,020
Purchase of treasury stock                                                       (140,008)
Purchase and retirement of common
     stock and treasury stock                                                        (309)
Shares reserved to meet deferred
     compensation obligations                                                       1,193
Amortization of restricted stock                                                    7,272
ESOP debt reduction, net                                           1,846            1,846
                                          -------------      -----------    -------------
BALANCE, DECEMBER 31, 1998                      141,007               --        6,603,668
Net income                                                                        875,318
Unrealized loss on securities
     available-for-sale                        (527,472)                         (527,472)
Reclassification adjustment for
     losses realized in
     net income                                 162,971                           162,971
Income taxes                                    128,476                           128,476
                                          -------------      -----------    -------------
Comprehensive income                                                              639,293
Cash dividends declared on common stock                                          (517,275)
Issuance of common stock and
     treasury shares                                                              198,836
Purchase of treasury stock                                                       (627,086)
Retirement of treasury stock
Shares reserved to meet deferred
     compensation obligations                                                          --
Amortization of restricted stock                                                   11,200
                                          -------------      -----------    -------------
BALANCE, DECEMBER 31, 1999                      (95,018)             --         6,308,636
Net income                                                                      1,283,619
Unrealized gain on securities
     available-for-sale                         271,476                           271,476
Reclassification adjustment for gains
     realized in net income                      (1,120)                           (1,120)
Income taxes                                    (94,758)                          (94,758)
                                                                            -------------
Comprehensive income                                                            1,459,217
Cash dividends declared on common stock                                          (622,250)
Issuance of common stock
     and treasury shares                                                          130,198
Purchase of treasury stock                                                       (749,987)
Shares reserved to meet deferred
     compensation obligations                                                          --
Amortization of restricted stock                                                    2,516
                                          -------------      -----------    -------------
BALANCE, DECEMBER 31, 2000                $      80,580      $        --    $   6,528,330
                                          =============      ===========    =============

The accompanying notes are an integral part of these financial statements.

FIRSTAR CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2000, 1999 AND 1998
(DOLLARS IN THOUSANDS)
--------------------------------------------------------------------------------



                                                                        2000            1999            1998
                                                                    ------------    ------------    ------------

CASH FLOWS FROM OPERATING ACTIVITIES:
   Net income                                                       $  1,283,619    $    875,318    $    805,450
   Adjustments to reconcile net income to net cash
      provided by operating activities:
       Depreciation and amortization                                     145,755         171,480         204,183
       Intangible amortization                                           121,836         120,831         114,915
       Provision for loan losses                                         222,443         187,301         164,790
       Net (increase) decrease in trading securities                          --         130,372         (43,759)
       Provision for deferred taxes                                      312,512         197,246          60,583
       (Gain) loss on sale of premises and equipment - net                44,707           5,555            (589)
       (Gain) loss on sale of securities and other assets - net          (12,339)        157,261         (41,478)
       Mortgage loans originated for sale in the secondary market     (5,563,343)     (6,117,100)     (8,303,095)
       Proceeds from sale of mortgage loans                            5,475,000       7,229,285       7,009,794
       Net change in other assets and liabilities                       (222,477)       (310,173)        198,347
                                                                    ------------    ------------    ------------

          Total adjustments                                              524,094       1,772,058        (636,309)
                                                                    ------------    ------------    ------------

          Net cash provided by operating activities                    1,807,713       2,647,376         169,141
                                                                    ------------    ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
   Proceeds from maturities of held-to-maturity securities                25,315          93,304         537,232
   Proceeds from maturities of available-for-sale securities           1,411,563       3,793,849       5,300,172
   Proceeds from sales of available-for-sale securities                9,569,814       5,819,045       2,580,502
   Purchase of held-to-maturity securities                               (43,629)        (19,978)       (169,161)
   Purchase of available-for-sale securities                         (11,792,818)     (7,342,838)     (8,195,068)
   Net change in loans                                                (8,532,353)     (5,419,097)     (1,536,953)
   Proceeds from sales of loans                                        6,038,911       2,415,120         914,432
   Proceeds from sales of premises and equipment                          18,952          24,168          22,630
   Purchase of premises and  equipment                                  (161,782)       (154,965)       (214,853)
   Purchases of bank owned life insurance                                (80,000)       (160,000)       (125,000)
   Acquisitions, net of cash acquired                                         --              --        (230,787)
   Sale of banking offices, net of cash received (paid)                  (78,211)       (116,961)         16,300
   Net change due to acquisition of branch offices                     1,136,893              --         901,611
                                                                    ------------    ------------    ------------

          Net cash used in investing activities                       (2,487,345)     (1,068,353)       (198,943)
                                                                    ------------    ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Net change in deposits                                              2,747,301      (2,298,345)        531,562
   Net change in short-term borrowings                                   722,360       1,661,248      (1,087,410)
   Principal payments on long-term debt                               (1,462,006)     (2,653,270)     (1,115,385)
   Proceeds from issuance of long-term debt                              298,842       2,252,381       2,786,134
   Proceeds from issuance of common stock                                 97,339         122,343         112,781
   Purchase of treasury stock                                           (749,987)       (627,086)       (140,317)
   Shares reserved to meet deferred compensation obligations                  --              --           1,193
   Dividends paid                                                       (626,558)       (456,577)       (405,056)
                                                                    ------------    ------------    ------------

          Net cash provided by/(used in) financing activities          1,027,291      (1,999,306)        683,502
                                                                    ------------    ------------    ------------

Net change in cash and cash equivalents                                  347,659        (420,283)        653,700

Cash and cash equivalents at beginning of year                         4,185,201       4,605,484       3,951,784
                                                                    ------------    ------------    ------------

Cash and cash equivalents at end of year                            $  4,532,860    $  4,185,201    $  4,605,484
                                                                    ============    ============    ============

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:
   Cash paid during the year for:
      Interest                                                      $  2,667,924    $  2,354,667    $  2,564,823
      Income taxes                                                       299,573         199,420         263,282
   Noncash transfer of loans to real estate owned                         51,845          71,335          61,247
   Acquisitions and branch purchases/sales
      Assets acquired (sold)                                             744,830          (4,560)      5,591,120
      Liabilities (assumed) sold                                      (1,779,712)        127,858      (5,628,013)

The accompanying notes are an integral part of these financial statements.

FIRSTAR CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


1.       SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

         The accounting and reporting policies of Firstar Corporation ("Firstar") and subsidiaries follow generally accepted accounting principles and conform to general practices within the banking industry. The following is a description of the more significant accounting policies followed by Firstar:

         BASIS OF PRESENTATION

         The consolidated financial statements include the accounts of Firstar and all of its subsidiaries. All significant intercompany accounts and transactions have been eliminated. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Actual results may differ from those estimates. Financial statements have been restated to include historical information of acquisitions accounted for as poolings of interests. Certain amounts in the consolidated financial statements from prior years have been restated to conform to the current year's presentation.

         NATURE OF OPERATIONS

         Firstar Corporation is a multi-state bank holding company headquartered in Milwaukee, Wisconsin. Financial services are provided through approximately 1,200 banking offices in Wisconsin, Ohio, Missouri, Iowa, Minnesota, Illinois, Kentucky, Kansas, Tennessee, Indiana, Arkansas, Arizona, and Florida. These banking services include accepting demand, time and savings deposits; making both secured and unsecured business and personal loans; providing trust and investment management services to individuals and corporate customers; providing correspondent banking services to other financial institutions; conducting mortgage banking activities; providing international banking services; conducting retail brokerage services; providing mutual fund custody services; and other related banking activities.

         INVESTMENT SECURITIES

         When securities are purchased, they are classified in the held-to-maturity portfolio, the available-for-sale portfolio, or as trading securities. Held-to-maturity securities are debt securities that Firstar has the positive intent and ability to hold to maturity. Held-to-maturity securities are reported at historical cost adjusted for amortization of premiums and accretion of discounts. Available-for-sale securities are debt and equity securities which will be held for an indefinite period of time and may be sold from time to time for asset/liability management purposes, in order to manage interest rate risk or for liquidity needs. Available-for-sale securities are reported at fair value. Unrealized gains or losses on these securities are included in comprehensive income as a separate component of shareholders' equity, net of tax. Debt and equity securities that are bought and held principally for the purpose of selling them in the near term are classified as trading securities and reported at fair value, with unrealized gains and losses included in current earnings. The cost of securities sold is determined on a specific identification basis.

         LOANS

         Loans are stated at the principal amount outstanding, net of unearned interest and unamortized origination fees and costs. Interest income on loans is recognized using the effective interest method or methods that approximate the effective interest method.

         Loans held for sale are carried in the aggregate at the lower of cost or fair value after consideration of related loan sale commitments.

FIRSTAR CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


         Loans are placed on nonaccrual status when, in the opinion of management, there is a reasonable doubt as to future collectibility of interest or principal. Loans are generally placed on nonaccrual status when they are past due 90 days as to either principal or interest. However, loans that are well secured and in the process of collection may not be placed on nonaccrual status, at the discretion of senior management. All accrued interest receivable is reversed when loans are placed on nonaccrual status.

         ALLOWANCE FOR LOAN LOSSES

         The allowance for loan losses is maintained at a level adequate to absorb probable loan and lease losses inherent in the portfolio. The allowance is based upon a continuing review of loans which includes consideration of actual net loan loss experience, changes in the size and character of the loan portfolio, identification of problem situations which may affect the borrowers' ability to repay, estimated value of underlying collateral and evaluation of current economic conditions. With respect to loans which are deemed impaired, the calculation of allowance levels is based upon the discounted present value of expected cash flows to be received from the debtor or other measures of value such as market prices or collateral values. Firstar considers all nonaccrual commercial loans to be impaired. Loan losses are recognized through charges to the allowance for loan losses. Any subsequent recoveries are added to the allowance.

         PREMISES AND EQUIPMENT

         Premises and equipment are reported at cost, less accumulated depreciation and amortization. Expenditures for major additions and improvements are capitalized, and maintenance and repair costs are charged to operating expense. Depreciation and amortization of premises and equipment are computed on a straight-line basis over the estimated useful lives of the individual assets.

         OTHER REAL ESTATE OWNED

         Other real estate owned represents real estate of which Firstar has taken control in partial or total satisfaction of loans. Other real estate owned is carried at the lower of cost or fair value, less estimated costs to sell, and is included in other assets in the consolidated balance sheets. Losses at the time property is repossessed in satisfaction of loans and classified as other real estate owned are charged to the allowance for loan losses. Subsequent gains and losses, as well as operating income or expense related to other real estate owned, are recorded in noninterest expense.

         MORTGAGE SERVICING RIGHTS

         Mortgage servicing rights associated with loans originated and sold, where servicing is retained, are capitalized and included in other assets in the consolidated balance sheets. The value of these capitalized servicing rights is amortized in proportion to, and over the period of, estimated net servicing revenue and recorded as a reduction of servicing income. The carrying value of these rights is periodically reviewed for impairment based on fair value. For purposes of measuring impairment, the servicing rights are stratified based on the underlying loan type and note rate and compared to a valuation prepared based on a discounted cash flow methodology, current prepayment speeds and discount rate. Impairment is recognized through a valuation allowance for each impaired stratum and charged against servicing income.

FIRSTAR CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

         ASSET SECURITIZATION

         Firstar sells commercial loans and credit card receivables in securitization transactions and may retain servicing rights, interest-only strips and/or other retained interests. Any gain or loss recorded in connection with the transfer of those financial assets is dependent upon the relative fair value between the retained interests and the assets sold. The Company estimates the fair value of retained interests based primarily on the present value of future expected cash flows using certain key assumptions. With respect to transfers of commercial loans and credit card receivables during 2000, no retained interests were recorded and no gains or losses were recognized on the assets sold.

         INTANGIBLE ASSETS

         The excess of the cost of acquisitions over the fair value of net assets acquired is amortized on a straight-line basis over periods of 12 to 25 years. Core deposit intangibles, which represent the net present value of the future economic benefits related to deposits purchased, are amortized on a straight-line basis over periods ranging from 8 to 17 years. Other identified intangible assets are amortized on a straight-line basis over 25 years.

         Intangible asset values and the related amortization expense are based on estimated lives. Firstar reviews intangible assets for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable over the original estimated life and records any such impairment charges as additional amortization expense.

         INCOME TAXES

         Firstar and its subsidiaries file a consolidated federal income tax return. Income taxes are accounted for using the asset and liability method. Under this method, deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amount of existing assets and liabilities and their tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

         DERIVATIVE FINANCIAL INSTRUMENTS

         Firstar uses interest rate swaps, caps and floors to manage its interest rate risks from recorded financial assets and liabilities. These instruments are utilized when they can be demonstrated to effectively hedge a designated asset or liability and such asset or liability exposes Firstar to interest rate risk. Amounts to be paid or received under interest rate swaps, caps and floors are accounted for on the accrual basis as interest income or expense of the related asset or liability. Gains and losses on early termination of these instruments are deferred and amortized as an adjustment to the yield on the related asset or liability over the shorter of the remaining contract life or the maturity of the related asset or liability. If the related asset or liability is sold or otherwise liquidated, the instrument is marked to market, with the resultant gains and losses recognized in other income. Fees paid or received in connection with caps or floors are deferred and amortized over the life of the instruments.

         Interest rate swaps, caps, floors and foreign exchange contracts are offered to Firstar's customers. In these transactions, Firstar acts as an intermediary and hedges its risk by entering into offsetting positions with other counterparties. The fair value of these transactions is included in other assets and liabilities and the related gain or loss is recorded in other income.

FIRSTAR CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

         STOCK-BASED COMPENSATION

         Firstar has various stock-based compensation plans that authorize the granting of stock options, restricted stock, and other stock-based awards to eligible employees. These plans are accounted for under the intrinsic value method as prescribed in APB Opinion No. 25, "Accounting for Stock Issued to Employees." Included in Note 16 are the pro forma disclosures required by Statement of Financial Accounting Standards ("SFAS") No. 123, "Accounting for Stock-Based Compensation," which assumes the fair value method of accounting had been adopted.

         STATEMENT OF CASH FLOWS

         For purposes of reporting cash flows in the consolidated statements of cash flows, cash and cash equivalents include cash on hand, amounts due from banks, federal funds sold and securities purchased under agreements to resell.

         EARNINGS PER COMMON SHARE

         Basic earnings per share is computed by dividing net income applicable to common shareholders by the weighted average number of shares of common shares outstanding for the period. Diluted earnings per share is computed by dividing net income by the sum of the weighted average number of shares outstanding and the potentially dilutive shares that could be issued through stock award programs or convertible securities. All per share amounts have been restated for stock splits.

         RECENT ACCOUNTING PRONOUNCEMENTS

         On January 1, 2001, Firstar adopted the provisions of SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement requires the recognition of all derivative instruments as either assets or liabilities on the balance sheet and the measurement of those instruments at fair value. The statement requires that changes in the derivatives' fair values be recognized currently in earnings unless specific hedge accounting criteria are met.

         Firstar uses interest rate swaps to hedge the fair value of certain assets and liabilities. The fair value of these derivatives on January 1, 2001 was $61.6 million. The income statement effect of recognizing the fair value of these derivatives will be offset through adjustments of the hedged item's carrying amount to fair market value. Additionally, Firstar has other interest rate swaps and credit related derivatives which do not qualify for hedge accounting with a fair market value of $169,000 on January 1, 2001. This gain will be recorded as a transition gain in current earnings upon the adoption of FAS 133 in 2001.

         Firstar also enters into commitments to sell groups of residential loans that it originates or purchases as part of its mortgage banking business. Firstar is exposed to interest rate risk during the period between issuing a loan commitment and the sale of the loan into the secondary market. To mitigate this interest rate risk, Firstar enters into various hedges of its loan commitments and loans held-for-sale by using mandatory and optional forward commitments to sell mortgage loans. The net fair market value of these forward contracts and the value of unfunded loan commitments was $6.0 million on January 1, 2001. This loss will be recorded as a transition expense in current earnings upon the adoption of FAS 133 on January 1, 2001.

FIRSTAR CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

         In September 2000 the Financial Accounting Standards Board issued SFAS No. 140 "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities." This statement replaces SFAS No. 125, but carries over most of SFAS No. 125's provisions without modification. It is effective for transactions occurring after March 31, 2001, although disclosure requirements are effective as of December 31, 2000. The adoption of this Statement will not have any material impact on Firstar's reported financial position or results of operations.


2.       ACQUISITION OF U.S. BANCORP

         On February 27, 2001, Firstar completed its merger with U.S. Bancorp through a tax-free exchange of shares. Under the terms of the merger agreement, Firstar shareholders received one share, and U.S. Bancorp shareholders received 1.265 shares, of common stock of the combined company for each share of Firstar or U.S. Bancorp common stock, respectively. The merger was accounted for as a pooling of interests. The effects of the merger have not been reflected in the accompanying financial statements. It is estimated that the combined company will incur pre-tax merger related charges of approximately $800 to $900 million, principally as a result of employee related costs, systems conversion and operations consolidation costs, elimination of duplicate facilities, write-off of equipment, and legal and investment banking fees.

FIRSTAR CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

         Separate results of operations for the periods prior to the merger as originally reported and unaudited pro forma combined were as follows:


(DOLLARS IN MILLIONS)                                  2000       1999       1998
                                                     --------   --------   --------

Net interest income (taxable equivalent basis)
    Firstar                                          $  2,744   $  2,697   $  2,596
    U.S. Bancorp                                        3,541      3,303      3,112
                                                     --------   --------   --------

      Pro forma combined                             $  6,285   $  6,000   $  5,708
                                                     ========   ========   ========

Total revenue (taxable equivalent basis)
    Firstar                                          $  4,250   $  4,100   $  3,961
    U.S. Bancorp                                        6,799      6,061      5,368
                                                     --------   --------   --------

      Pro forma combined                             $ 11,049   $ 10,161   $  9,329
                                                     ========   ========   ========

Net income
    Firstar                                          $  1,284   $    875   $    805
    U.S. Bancorp                                        1,592      1,507      1,327
                                                     --------   --------   --------

      Pro forma combined                             $  2,876   $  2,382   $  2,132
                                                     ========   ========   ========

Earnings per common share
    Firstar                                          $   1.33   $   0.89   $   0.83
    U.S. Bancorp                                     $   2.14   $   2.07   $   1.81
                                                     --------   --------   --------

      Pro forma combined                             $   1.51   $   1.25   $   1.12
                                                     ========   ========   ========

Diluted earnings per common share
    Firstar                                          $   1.32   $   0.87   $   0.81
    U.S. Bancorp                                     $   2.13   $   2.06   $   1.78
                                                     --------   --------   --------

      Pro forma combined                             $   1.50   $   1.23   $   1.10
                                                     ========   ========   ========

3.       MERGERS AND ACQUISITIONS

         On September 20, 1999, Firstar Corporation and Mercantile Bancorporation, Inc., merged in a pooling-of-interests transaction and, accordingly, all financial information has been restated to include the historical information of both companies. Each share of Mercantile Bancorporation stock was converted into and exchanged for 2.091 shares of Firstar common stock.

         On November 20, 1998, Firstar Corporation and Star Banc Corporation merged in a pooling-of-interests transaction and, accordingly, all financial information has been restated to include the historical information of both companies. As a result of the merger, a new holding company was formed which retained the name Firstar Corporation. Each share of Star Banc Corporation stock, was converted into and exchanged for one share of the new Firstar Corporation common stock while each share of old Firstar Corporation stock was converted into and exchanged for 0.76 shares of new Firstar Corporation common stock.

FIRSTAR CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


         Separate unaudited results of operations of the three combining companies for the periods prior to the mergers were as follows:




                                             Six-Month                           Nine-Month
                                            Period Ended       Year Ended       Period Ended
                                              June 30,         December 31,     September 30,
(dollars in millions)                           1999              1998              1998
                                           ---------------   ---------------   ---------------


Net interest income:
    Firstar Corporation                    $           739   $         1,413   $           561
    Star Banc Corporation                               --                --               483
    Mercantile Bancorporation, Inc.                    580             1,123               821
                                           ---------------   ---------------   ---------------

      Total                                $         1,319   $         2,536   $         1,865
                                           ===============   ===============   ===============

Net income:
    Firstar Corporation                    $           340   $           430   $           231
    Star Banc Corporation                               --                --               186
    Mercantile Bancorporation, Inc.                    239               375               285
                                           ---------------   ---------------   ---------------

      Total                                $           579   $           805   $           702
                                           ===============   ===============   ===============

Total assets at period end:
    Firstar Corporation                    $        38,137   $        38,476   $        20,666
    Star Banc Corporation                               --                --            17,291
    Mercantile Bancorporation, Inc.                 35,520            35,800            34,597
                                           ---------------   ---------------   ---------------

      Total                                $        73,657   $        74,276   $        72,554
                                           ===============   ===============   ===============

FIRSTAR CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


         The following table summarizes acquisitions by Firstar and its acquirees completed during the past three years, treating Star Banc Corporation as the original acquiring company:


                                                                                 Goodwill &
                                                                                   Other                 Shares       Method of
(dollars in millions)                      Date               Assets   Deposits  Intangibles Cash Paid    Issued       Accounting
                                     -----------------       --------- --------- ----------  --------- -------------   ----------

First Union branches                    December 2000          $  424   $ 1,779    $   359    $  342                   Purchase

Mercantile Bancorporation              September 1999          35,520    24,334                        331,772,028      Pooling

Firstar Corporation                     November 1998          20,688    14,560                        331,737,543      Pooling

First Financial Bancorporation         September 1998             558       478                          6,563,279      Pooling(1)

Financial Services Corporation
   of the Midwest                         August 1998             514       414                          4,331,398      Pooling(1)

Trans Financial, Inc.                     August 1998           2,409     1,620                         32,100,000      Pooling

CBT Corporation                             July 1998           1,006       696                         10,712,640      Pooling

Firstbank of Illinois Co.                   July 1998           2,285     1,970                         27,920,372      Pooling

Cargill Leasing Corporation                 July 1998             613                   64       220                   Purchase

Bank One branches                    June/August 1998             193     1,198        137       137                   Purchase

HomeCorp, Inc.                             March 1998             335       309                          1,787,303      Pooling(1)

Horizon Bancorp, Inc.                   February 1998             537       454                          5,331,987      Pooling(1)

Great Financial Corporation             February 1998           2,809     2,001        363       135    28,500,000     Purchase


(1) Firstar's historical financial statements were not restated for the acquisition due to the immateriality of the acquiree's financial statements to those of the acquirer.

4.       MERGER AND RESTRUCTURING EXPENSES

         Firstar has recorded merger, integration and restructuring expenses in conjunction with its merger activities and internal restructuring programs during the past three years. The components of these expenses are shown in the tables below.


                                                            2000
                                   -----------------------------------------------------
                                    Firstar/      Firstar/
                                   Mercantile       Star       First Union
 (dollars in thousands)              Merger        Merger       Branches        Total
                                   -----------   -----------   -----------   -----------


Severance and related costs        $    42,993   $    16,290   $       117   $    59,400
Asset write-downs                       41,657            31            --        41,688
Lease termination charges                1,025         4,605            --         5,630
System conversions                     115,239        19,031         4,858       139,128
Charitable contributions                    --            --         2,500         2,500
Other merger-related charges            26,144        12,678           227        39,049
                                   -----------   -----------   -----------   -----------

      Total                        $   227,058   $    52,635   $     7,702   $   287,395
                                   ===========   ===========   ===========   ===========

FIRSTAR CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------



                                                                 1999
                                   -------------------------------------------------------------------
                                      Firstar/
                                     Mercantile        Firstar/
(dollars in thousands)              Star Merger        Merger            Other              Total
                                  ---------------   --------------    --------------    --------------


Severance and related costs        $      131,023   $       10,563    $           --    $      141,586
Asset write-downs                             173            2,568                --             2,741
Lease termination charges                      58            1,837                --             1,895
System conversions                         19,515           78,876                --            98,391
Charitable contributions                   35,000               --                --            35,000
Loss on sale of securities                177,733               --                --           177,733
Other merger-related charges               45,955           21,905                --            67,860
Reversal of prior accruals                     --          (19,893)          (34,850)          (54,743)
                                   --------------   --------------    --------------    --------------

      Total                        $      409,457   $       95,856    $      (34,850)   $      470,463
                                   ==============   ==============    ==============    ==============


                                                                       1998
                                   ------------------------------------------------------------------------
                                     Firstar/      Mercantile      Mercantile     Star Banc
(dollars in thousands)             Star Merger   Acquisitions   Restructuring   Acquisitions       Total
                                   ------------   ------------   -------------   ------------   ------------

Severance and related costs        $     79,958   $     16,477   $     40,000   $      6,618   $    143,053
Asset write-downs                        28,306          9,140          5,130          5,340         47,916
Lease termination charges                16,076             --             --            400         16,476
System conversions                       26,884         23,892             --          7,142         57,918
Charitable contributions                 20,000             --             --          3,000         23,000
Other merger-related charges             39,776         39,683             --          9,470         88,929
                                   ------------   ------------   ------------   ------------   ------------

      Total                        $    211,000   $     89,192   $     45,130   $     31,970   $    377,292
                                   ============   ============   ============   ============   ============

FIRSTAR CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

         The following presents a summary of activity with respect to changes in merger and restructuring accruals:


                                  Firstar/
                                 Mercantile   Firstar/Star  Mercantile    Mercantile       Star        First Union
                                   Merger       Merger     Acquisitions  Restructuring  Acquisitions     Branches         Total
                                 -----------  -----------  ------------  -------------  ------------   ------------    -----------

(dollars in thousands)

Balance December 31, 1997        $        --  $        --   $    71,472   $        --    $        --   $        --    $    71,472

Merger/restructuring expense              --      211,000        89,192        45,130         31,970            --        377,292
Cash payments                             --      (78,750)      (98,677)       (2,288)       (23,370)           --       (203,085)
Noncash write-downs                       --       (7,059)       (8,197)           --         (4,593)           --        (19,849)
                                 -----------  -----------   -----------   -----------    -----------   -----------    -----------

Balance December 31, 1998                 --      125,191        53,790        42,842          4,007            --        225,830

Merger/restructuring expense         409,457      115,749            --            --             --            --        525,206
Cash payments                       (182,836)    (176,519)      (33,100)      (13,674)        (3,275)           --       (409,404)
Noncash write-downs                  (27,734)     (44,528)       (2,256)       (2,686)          (625)           --        (77,829)
Loss on sale of securities          (177,733)          --            --            --             --            --       (177,733)
Reversals                                 --      (19,893)      (12,437)      (22,306)          (107)      (54,743)
                                 -----------  -----------   -----------   -----------    -----------   -----------    -----------

Balance December 31, 1999             21,154           --         5,997         4,176             --            --         31,327

Merger/restructuring expense         227,058       52,635            --            --             --         7,702        287,395
Cash payments                       (197,917)     (52,635)       (1,818)         (528)            --        (7,702)      (260,600)
Noncash write-downs                  (50,295)          --          (355)         (744)            --            --        (51,394)
                                 -----------  -----------   -----------   -----------    -----------   -----------    -----------

Balance December 31, 2000        $        --  $        --   $     3,824   $     2,904    $        --   $        --    $     6,728
                                 -----------  -----------   -----------   -----------    -----------   -----------    -----------


5.       RESERVE BALANCE REQUIREMENTS

         Banking regulations require Firstar's banking subsidiaries to maintain cash reserves which are unavailable for investment. The amounts of such reserves, which are included in cash and due from banks in the consolidated balance sheets, were $271 million and $462 million at December 31, 2000 and 1999, respectively.

FIRSTAR CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


6.       INVESTMENT SECURITIES

         The table below summarizes unrealized gains and losses for held-to-maturity and available-for-sale securities at December 31, 2000 and 1999.



                                                      2000                                             1999
                                 ------------------------------------------------  ------------------------------------------------
                                  Amortized         Unrealized           Fair       Amortized         Unrealized           Fair
(dollars in thousands)              Cost         Gains       Losses      Value        Cost         Gains       Losses      Value
                                 -----------  -----------  ---------  -----------  -----------  -----------  ---------- -----------

Held-to-maturity:
   Mortgage-backed securities    $    35,729  $        --  $      --  $    35,729  $    45,411  $        --  $       -- $    45,411
   Obligations of state and
     political subdivisions          215,851        4,875         --      220,726      149,043        5,856          --     154,899
                                 -----------  -----------  ---------  -----------  -----------  -----------  ---------- -----------

     Total held-to-maturity
       securities                $   251,580  $     4,875  $      --  $   256,455  $   194,454  $     5,856  $       -- $   200,310
                                 ===========  ===========  =========  ===========  ===========  ===========  ========== ===========

Available-for-sale:
   U.S. Treasuries and agencies  $ 1,092,992  $    20,048  $   2,878  $ 1,110,162  $ 1,787,717  $    10,505  $   12,210 $ 1,786,012
   Mortgage-backed securities      9,305,246      113,906     18,846    9,400,306    6,654,624       19,880     119,652   6,554,852
   Obligations of state and
     political subdivisions        1,349,704       21,524        642    1,370,586    1,598,685       14,860       9,650   1,603,895
   Other debt securities             923,016        5,519     14,709      913,826    1,792,296            1      50,061   1,742,236
   Money market mutual funds         251,235           --         --      251,235      437,058           --          --     437,058
   Federal reserve/FHLB
     stock and other
     equity securities               567,735          277        218      567,794      795,407           17          64     795,360
                                 -----------  -----------  ---------  -----------  -----------  -----------  ---------- -----------

     Total available-for-sale
       securities                $13,489,928  $   161,274  $  37,293  $13,613,909  $13,065,787  $    45,263  $  191,637 $12,919,413
                                 ===========  ===========  =========  ===========  ===========  ===========  ========== ===========

FIRSTAR CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


         The following table presents the amortized cost and fair value of held-to-maturity and available-for-sale debt securities at December 31, 2000:


                                               Amortized          Fair
       (dollars in thousands)                    Cost             Value
                                             -------------   -------------

Held-to-maturity:
    One year or less                         $      39,518   $      38,981
    After one year through five years               94,220          51,704
    After five years through ten years              64,043         102,875
    After ten years                                 53,799          62,895
                                             -------------   -------------

      Total                                  $     251,580   $     256,455
                                             -------------   -------------

Available-for-sale:
    One year or less                         $     629,112   $     630,724
    After one year through five years            2,834,982       2,873,986
    After five years through ten years           1,890,429       1,916,735
    After ten years                              7,316,435       7,373,435
                                             -------------   -------------

      Total                                     12,670,958      12,794,880
      Equity securities                            818,970         819,029
                                             -------------   -------------

      Total                                  $  13,489,928   $  13,613,909
                                             =============   =============

Note: Maturity information related to mortgage-backed securities included above is presented based upon weighted average maturities anticipating future prepayments.

         As of December 31, 2000 Firstar reported a net unrealized gain of $124 million for available-for-sale securities. For 2000, the unrealized gain reported as a separate component of equity (net of tax) changed from an unrealized loss of $95 million to an unrealized gain of $81 million, increasing equity by $176 million.

         The following table provides information as to the amount of gross gains and (losses) realized through the sales of available-for-sale investment securities. Included in the gross losses below for 1999 is $177.7 million related to the Mercantile balance sheet restructuring. These losses were included in merger and restructuring expense.



(dollars in thousands)                    2000         1999          1998
                                       ---------    ---------    ---------

Gross gains                            $   8,509    $  16,577    $  21,904
Gross (losses)                            (7,389)    (179,548)      (5,374)
                                       ---------    ---------    ---------

    Net securities gains (losses)      $   1,120    $(162,971)   $  16,530
                                       =========    =========    =========


         Securities with a carrying value of $9.6 billion at December 31, 2000 and $6.6 billion at December 31, 1999, were pledged to secure deposits and for other purposes.

FIRSTAR CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


7.       LOANS

         The composition of loans is summarized below. Loans are presented net of unearned interest and unamortized origination fees and costs which amounted to $571,586,000 and $335,600,000 at December 31, 2000 and
         1999, respectively.



As of December 31 (dollars in thousands)      2000            1999
                                           -----------   -----------

Commercial                                 $17,121,257   $15,530,346
Commercial leasing                           2,119,396     1,816,250
Real estate construction and development     2,534,046     2,184,476
Commercial real estate mortgage              9,257,709     8,851,504
Residential real estate mortgage             5,319,117     8,779,037
Credit card                                  2,219,092     1,403,655
Retail leasing                               4,095,231     2,006,839
Other retail                                11,039,992    10,053,901
                                           -----------   -----------

    Total loans                            $53,705,840   $50,626,008
                                           ===========   ===========


         The following table lists information related to nonperforming loans as of December 31:



(dollars in thousands)                               2000       1999
                                                   --------   --------

Loans on nonaccrual status                         $367,882   $207,996
Restructured loans                                       67      1,664
                                                   --------   --------

    Total nonperforming loans                      $367,949   $209,660
                                                   ========   ========

Interest that would have been recognized on
    nonperforming loans in accordance with their
    original terms                                 $ 28,195   $ 14,488
Actual interest recorded for nonaccrual and
    restructured loans                                8,254      4,657
                                                   --------   --------

    Net interest lost on nonperforming loans       $ 19,941   $  9,831
                                                   ========   ========

         Firstar evaluates the credit risk of each customer on an individual basis and obtains collateral when it is deemed appropriate. Collateral varies by individual loan customer, but may include accounts receivable, inventory, real estate, equipment, deposits, personal and government guarantees, and general security agreements. Access to collateral is dependent on the type of collateral obtained. On an ongoing basis, Firstar monitors its collateral and the collateral value related to the loan balance outstanding.

FIRSTAR CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


8.       ALLOWANCE FOR LOAN LOSSES AND IMPAIRED LOANS

         A summary of the activity in the allowance for loan losses is shown in the following table:


(dollars in thousands)                             2000         1999          1998
                                                 ---------    ---------    ---------

Balance at beginning of year                     $ 714,898    $ 704,846    $ 657,098

    Loans charged off                             (301,767)    (251,980)    (235,704)
    Recoveries on loans previously charged off      81,987       74,731       72,219
                                                 ---------    ---------    ---------

    Net charge-offs                               (219,780)    (177,249)    (163,485)

    Loan sales                                      (3,478)          --           --
    Acquired reserves                                6,000           --       46,443
    Provision charged to earnings                  222,443      187,301      164,790
                                                 ---------    ---------    ---------

Balance at end of year                           $ 720,083    $ 714,898    $ 704,846
                                                 =========    =========    =========


         A portion of the allowance for loan losses is allocated to loans deemed impaired. All impaired loans are included in nonperforming assets. Information on these loans and the related allowance for loan losses is as follows:



                                                     2000                      1999                       1998
                                           -----------------------   -----------------------   -----------------------

                                            Recorded    Valuation     Recorded    Valuation     Recorded    Valuation
(dollars in thousands)                     Investment   Allowance    Investment   Allowance    Investment    Allowance
                                           ----------   ----------   ----------   ----------   ----------   ----------

Impaired Loans:
    Valuation allowance required           $  198,089   $   57,340   $   21,696   $    8,218   $   44,963   $    9,723
    No valuation allowance required           126,913           --      131,514           --      100,299           --
                                           ----------   ----------   ----------   ----------   ----------   ----------
      Total impaired loans                 $  325,002   $   57,340   $  153,210   $    8,218   $  145,262   $    9,723
                                           ==========   ==========   ==========   ==========   ==========   ==========

Average balance of impaired loans
    during year                            $  198,675                $  153,005                $  147,676
Interest income recognized on
    impaired loans during year                  7,802                     3,258                     4,570

FIRSTAR CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


9.       PREMISES AND EQUIPMENT

         Premises and equipment as of December 31 are summarized in the following table:


(dollars in thousands)                                   2000              1999
                                                   ---------------   ---------------

Land                                               $       144,771   $       148,571
Bank buildings                                             888,534           899,375
Furniture, fixtures and equipment                          931,475           927,980
Leasehold improvements                                     191,686           174,979
Construction in progress                                    43,537            45,853
                                                   ---------------   ---------------

    Total premises and equipment                         2,200,003         2,196,758

Less:  Accumulated depreciation and amortization         1,220,560         1,193,871
                                                   ---------------   ---------------

    Net premises and equipment                     $       979,443   $     1,002,887
                                                   ===============   ===============


         Depreciation and amortization expense related to premises and equipment amounted to $130,012,000 in 2000, $128,354,000 in 1999 and $136,075,000
         in 1998.

         Total rental expense was $88,862,000 in 2000, $82,555,000 in 1999 and
         $76,836,000 in 1998.

         Future minimum rental payments, net of sublease rental payments, related to non-cancelable operating leases having initial terms in excess of one year are $47,003,000 in 2001, $43,186,000 in 2002,
         $38,436,000 in 2003, $31,442,000 in 2004, $24,177,000 in 2005 and
         $94,104,000 in later years.

10.      MORTGAGE SERVICING RIGHTS

         Firstar serviced $17.0 billion and $19.5 billion of mortgage loans for other investors as of December 31, 2000 and 1999, respectively. Changes in capitalized mortgage servicing rights are summarized as follows:



(dollars in thousands)                2000          1999
                                   ----------    ----------

Balance at beginning of year       $  212,297    $  232,105
Rights purchased                       15,559           811
Rights capitalized                    137,410       169,678
Amortization                          (34,633)      (46,808)
Rights sold                          (100,760)     (143,489)
Impairment                               (947)           --
                                   ----------    ----------

    Balance at end of year         $  228,926    $  212,297
                                   ==========    ==========

FIRSTAR CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

         The fair value of capitalized mortgage servicing rights was $244.8 million on December 31, 2000 and $269.1 million on December 31, 1999. At December 31, 2000, the reduction in the current fair value of mortgage servicing rights to immediate 25 and 50 basis point adverse interest rate changes would be approximately $11.2 million and $25.2 million, respectively. Firstar has purchased principal-only securities that act as a partial economic hedge to this possible adverse interest rate change.

         This sensitivity to changes in interest rates is hypothetical and the information should be used with caution because the relationship of the change in the interest rate assumption to the change in fair value may not be linear.

11.      INTANGIBLE ASSETS

         The following is a summary of intangible assets as of December 31 which are included in other assets in the consolidated balance sheets:


(dollars in thousands)                          2000            1999
                                           -------------   -------------

Goodwill                                   $   1,573,621   $   1,305,816
Core deposit benefits                            201,564         230,726
Mortgage servicing rights                        228,926         212,297
Other identified intangibles                       9,124          10,237
                                           -------------   -------------

    Total intangible assets                $   2,013,235   $   1,759,076
                                           =============   =============


12.      DEPOSITS

         The following is a summary of Firstar's total deposits as of December
         31:



(dollars in thousands)                          2000            1999
                                           -------------   -------------

Noninterest-bearing deposits               $  10,979,702   $  10,299,994
                                           -------------   -------------

Savings accounts                               2,715,356       3,349,308
NOW accounts                                   6,959,490       6,980,734
Money market deposit accounts                 10,867,018      10,263,894
Time deposits $100,000 and over                5,437,299       3,753,526
Foreign deposits $100,000 and over             2,859,640         773,926
All other time deposits                       16,459,426      16,465,029
                                           -------------   -------------

    Total interest-bearing deposits           45,298,229      41,586,417
                                           -------------   -------------

    Total deposits                         $  56,277,931   $  51,886,411
                                           =============   =============

FIRSTAR CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


13.      SHORT-TERM BORROWINGS

         The following table is a summary of short-term borrowings for the last three years:


                                                 2000                        1999                       1998
                                       -------------------------   -------------------------   -------------------------
(dollars in thousands)                   Amount         Rate         Amount        Rate          Amount         Rate
                                       ----------   ------------   ----------   ------------   ----------   ------------

At year end:
    Federal funds purchased            $1,871,304          5.9 %   $5,192,850          4.8 %   $3,494,436          4.8 %
    Securities sold under agreements
      to repurchase                     2,382,226            4.0    1,938,238            3.1    1,748,455            3.7
    Commercial paper                      222,866            6.4      139,347            4.4      134,060            5.5
    Treasury, tax and loan notes          363,723            5.2      171,004            5.8      321,315            4.4
    Other short-term borrowings         4,184,260            6.1      860,580            5.7      947,702            5.2
                                       ----------   ------------   ----------   ------------   ----------   ------------

      Total                            $9,024,379          5.5 %   $8,302,019          4.5 %   $6,645,968          4.5 %
                                       ==========   ============   ==========   ============   ==========   ============

Average for the year:
    Federal funds purchased            $4,308,090          6.2 %   $4,255,185          5.0 %   $3,528,098          5.4 %
    Securities sold under agreements
      to repurchase                     2,023,240            4.5    1,894,359            3.9    1,852,858            4.4
    Commercial paper                      212,414            6.2      183,023            4.8      101,822            5.4
    Treasury, tax and loan notes          572,045            6.1      259,741            4.2      417,243            5.2
    Other short-term borrowings         2,149,505            6.5    1,227,254            5.2    1,469,206            5.6
                                       ----------   ------------   ----------   ------------   ----------   ------------

      Total                            $9,265,294          5.9 %   $7,819,562          4.7 %   $7,369,227          5.2 %
                                       ==========   ============   ==========   ============   ==========   ============

Maximum month-end balances:
    Federal funds purchased            $5,864,443                  $5,192,850                  $  3,995,677
    Securities sold under agreements
      to repurchase                     2,395,928                   2,077,538                     1,998,619
    Commercial paper                      300,086                     199,711                       134,060
    Treasury, tax and loan notes        3,265,895                     968,817                     1,117,037
    Other short-term borrowings         4,196,163                   2,007,713                     1,867,973

FIRSTAR CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


14.      LONG-TERM DEBT

         The following is a summary of Firstar's long-term debt as of December
         31:


(dollars in thousands)                                       2000           1999
                                                         ------------   ------------

Firstar Corporation (parent company only):
    Medium term notes                                    $    257,863   $    343,807
    7.30% subordinated notes, due 2007                        199,834        200,000
    7.625% subordinated notes, due 2002                       149,579        150,000
    5.875% senior notes, due 2003                              99,871         99,831
    6.35% senior notes, due 2001                              199,921        199,781
    6.50% senior notes, due 2002                              199,617        199,387
    6.80% senior notes, due 2001                              149,952        150,000
    7.05% senior notes, due 2004                              149,690        150,000
    8.32% trust capital securities, due 2026                  150,000        150,000
    Variable rate trust capital securities, due 2027          295,835        298,677
    7.25% subordinated notes, due 2003                         32,615         32,685
    Other debt                                                     --          1,829
                                                         ------------   ------------

      Subtotal                                              1,884,777      1,975,997
                                                         ------------   ------------

Bank subsidiaries:
    Federal Home Loan Bank advances                           596,333      1,948,376
    6.375% subordinated notes, due 2004                        74,682         75,000
    6.375% subordinated notes, due 2004                       149,360        149,183
    6.625% subordinated notes, due 2006                        99,157         99,046
    7.125% subordinated notes, due 2009                       495,048        494,658
    7.80% subordinated notes, due 2010                        298,695             --
    6.25% senior notes, due 2002                              249,173        248,780
    7.13% senior notes, due 2000                                   --         25,000
    Other debt                                                 29,368         22,343
                                                         ------------   ------------

      Subtotal                                              1,991,816      3,062,386
                                                         ------------   ------------

      Total long-term debt                               $  3,876,593   $  5,038,383
                                                         ============   ============

         Firstar has a line of credit of $200 million, of which the total amount was available as of December 31, 2000.

         Firstar's unsecured medium term notes mature from 2001 through 2002 and have interest rates ranging from 5.80% to 7.01%.

         Federal Home Loan Bank advances are collateralized by Federal Home Loan Bank stock and first mortgage residential real estate loans. The advances mature from 2001 through 2022 and have variable interest rates averaging 5.75% as of December 31, 2000.

FIRSTAR CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


         Firstar formed three statutory business trusts (the "Trusts") for the issuance of trust preferred capital securities. The primary assets of the Trusts are $450 million of Firstar's subordinated debentures with like maturities and interest rates to the securities. Firstar has fully and unconditionally guaranteed the obligations of the Trusts. Firstar has the right to defer payment of interest on the debentures at any time or from time to time for a period not exceeding 20 consecutive quarters, provided that no deferred periods extend beyond the stated maturities of the debentures. Such deferral of interest payments by Firstar could result in a deferral of distribution payments on the related securities. The securities qualify as tier I capital of Firstar for regulatory capital purposes. The Trusts each issued $150 million of securities which are redeemable in whole or in part in 2006 and 2007 in the amounts of $150 million and $300 million, respectively.

         Long-term debt has aggregate maturities for the five years 2001 through 2005 as follows: $755.0 million in 2001, $668.0 million in 2002, $141.3 million in 2003, $375.0 million in 2004, and $0.7 million in 2005.

15.      PENSION PLANS

         Firstar has non-contributory defined benefit pension plans covering substantially all employees. The benefits are based on years of service and employees' compensation while employed. The plans include both funded and unfunded plans. The funding policy, where applicable, is to make an annual contribution to the plan which at least equals the minimum required contribution. Plan assets primarily consist of listed stocks, corporate bonds, U.S. Treasury and agency securities, and mutual funds. Included in plan assets are shares of Firstar stock with a market value of $19 million and $13 million at December 31, 2000 and 1999, respectively. The tables below summarize data relative to the plans.


(dollars in thousands)                                     2000              1999
                                                       -------------    -------------

Change in benefit obligation:
    Benefit obligation at beginning of year            $     676,465    $     723,293
    Service cost                                              17,569           23,765
    Interest cost                                             50,922           46,118
    Amendments                                                    --           29,815
    Curtailments                                              (4,439)          (4,039)
    Acquisition/divestitures                                      --            1,859
    Actuarial (gain) loss                                    (16,655)         (95,236)
    Benefits paid                                            (66,525)         (49,110)
                                                       -------------    -------------

      Benefit obligation at end of year                $     657,337    $     676,465
                                                       =============    =============

Change in plan assets:
    Fair value of plan assets at beginning of year     $     832,831    $     743,089
    Actual return on plan assets                             236,943           61,170
    Employer contribution                                      8,525           69,716
    Acquisition/divestitures                                   1,080            7,966
    Benefits paid                                            (66,525)         (49,110)
                                                       -------------    -------------

      Fair value of plan assets at end of year         $   1,012,854    $     832,831
                                                       =============    =============

Funded status                                          $     355,517    $     156,366
Unrecognized transition obligation                            (1,805)          (3,238)
Unrecognized prior service cost                              (11,517)         (14,247)
Unrecognized net (gain) loss                                (194,867)         (34,408)
                                                       -------------    -------------

      Prepaid pension cost                             $     147,328    $     104,473
                                                       =============    =============

FIRSTAR CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

         Information about pension plans based upon funded status is as follows:



(dollars in thousands)                                       2000             1999
                                                       -------------    -------------
Plans with assets in excess of obligations:
    Fair value of plan assets                          $   1,012,854    $     832,831
    Benefit obligation                                      (556,553)        (582,133)
                                                       -------------    -------------

      Funded status                                    $     456,301    $     250,698
                                                       -------------    -------------

Plans with obligations in excess of assets:
    Fair value of plans assets                         $          --    $          --
    Benefit obligation                                      (100,784)         (94,332)
                                                       -------------    -------------

      Unfunded status                                  $    (100,784)   $     (94,332)
                                                       =============    =============


         Weighted average assumptions used in determining pension values were as follows:



                                                   2000                1999
                                                 --------            --------

Discount rate                                       7.75%               6.58%
Expected return on plan assets                     12.15               11.38
Rate of compensation increase                       4.00                4.06

         Pension costs included the following components:


(dollars in thousands)                  2000        1999        1998
                                      --------    --------    --------
Service cost                          $ 17,569    $ 23,765    $ 24,158
Interest cost                           50,922      46,118      47,531
Expected return on plan assets         (98,734)    (79,169)    (54,837)
Net amortization and deferral           (2,634)     13,420         185
Curtailment gain                        (5,911)     (4,275)         --
                                      --------    --------    --------

    Net periodic benefit cost         $(38,788)   $   (141)   $ 17,037
                                      ========    ========    ========

FIRSTAR CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


16.      OTHER EMPLOYEE BENEFITS

         Firstar maintains plans to provide health care benefits to certain retired employees and has a group of active employees who will be eligible for health care benefits upon their retirement. The plans were amended to limit eligibility of future retirees. This action was treated as a plan curtailment. The liability for these benefits is unfunded. The tables below summarize data relative to these plans:


(dollars in thousands)                               2000            1999
                                                 ------------    ------------
Change in benefit obligation:
    Benefit obligation at beginning of year      $     75,793    $     86,746
    Service cost                                          242             981
    Interest cost                                       5,890           5,812
    Amendments                                             --         (10,014)
    Actuarial (gain) loss                               6,828          (1,553)
    Benefits paid                                      (7,695)         (6,179)
                                                 ------------    ------------

      Benefit obligation at end of year          $     81,058    $     75,793
                                                 ============    ============

Unfunded status                                  $     81,058    $     75,793
Unrecognized transition obligation                       (231)        (10,762)
Unrecognized prior service cost                            --              30
Unrecognized net loss                                  (1,643)          5,249
                                                 ------------    ------------

    Postretirement benefit liability             $     79,184    $     70,310
                                                 ============    ============

         Postretirement benefit costs included the following components:


(dollars in thousands)               2000      1999     1998
                                   -------   -------   -------
Service cost                       $   242   $   981   $   943
Interest cost                        5,890     5,812     5,689
Curtailment loss                    10,259        --    18,136
Net amortization and deferral          178     1,854     3,027
                                   -------   -------   -------


    Net periodic benefit cost      $16,569   $ 8,647   $27,795
                                   =======   =======   =======

FIRSTAR CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


         The weighted average discount rates used in determining the amount of the benefit obligation were 7.75% and 6.75% at December 31, 2000 and 1999, respectively. The measurement of the benefit obligation at December 31, 2000 assumed a health care cost trend rate of 7.50% which gradually decreases to 5.50% by 2004 and thereafter. To illustrate the effects of changes in this assumption, increasing the assumed health care cost trend by one percentage point in each year would increase the benefit obligation by $5,153,000 and the aggregate of the service and interest cost components of benefit cost by $427,000, while decreasing the assumed cost trend by one percentage point would decrease the benefit obligation by $4,567,000 and the aggregate of the service and interest cost components of benefit cost by $373,000.

         Firstar has defined contribution retirement savings plans under which eligible employees can participate by contributing a portion of their salary for investment in one or more investment funds. Based on a predetermined percentage, Firstar makes contributions to the accounts of each participant. Amounts expensed in connection with these plans were $14,208,000 in 2000, $22,594,000 in 1999 and $20,492,000 in 1998.


17.      STOCK OPTIONS AND COMPENSATION PLANS

         Firstar had stock options outstanding under various plans at December 31, 2000, including plans assumed in acquisitions. The plans provide for grants to selected key managerial personnel of options to purchase shares of common stock generally at the stock's fair market value at the date of grant. In addition, the plans provide for grants to selected key managerial personnel of shares of common stock which are subject to restriction on transfer and to a right of repurchase by Firstar. Not more than 22.9 million authorized and unissued shares of common stock, in the aggregate, are available for issue under the plans as of December 31, 2000.

         Firstar provided one-time grants of stock options to all eligible employees in 1998 and 1999. These options were granted to active employees as a performance award and permit them to purchase stock at the stock's fair market value at the date of grant. No additional shares are available for grant under these plans.

         Stock options vest over a four year period and expire ten years from the date of grant. Awards of restricted shares vest over a period of up to five years. Options granted by Star Banc Corporation and Firstar Corporation prior to their merger became fully vested as a result of the merger. Similarly, all Mercantile Bancorporation options became fully vested as a result of its merger with Firstar.

FIRSTAR CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


         The following is a summary of stock options outstanding and exercised under various stock option plans of Firstar:


                                                 2000                       1999                       1998
                                          -----------------------    -----------------------    -----------------------
                                                          Weighted-                    Weighted-                    Weighted-
                                             Stock         Average       Stock          Average       Stock          Average
                                            Options/      Exercise      Options/       Exercise      Options/        Exercise
                                             Awards         Price        Awards          Price        Awards          Price
                                          -----------    -----------   -----------    -----------   -----------    -----------

Stock option plans:
Number outstanding at beginning of year    62,670,310    $     17.45    63,804,427    $     15.03    52,800,650    $      9.33
    Granted                                12,765,152          21.70    16,955,193          22.68    25,589,545          22.79
    Assumed                                        --             --            --             --       287,420           9.95
    Exercised                              (8,322,706)         10.84   (13,264,586)         10.37   (12,641,477)          8.82
    Cancelled                              (5,917,557)         23.01    (4,824,724)         23.33    (2,231,711)         13.94
                                          -----------    -----------   -----------    -----------   -----------    -----------

      Number outstanding at end of year    61,195,199    $     18.69    62,670,310    $     17.45    63,804,427    $     15.03
                                          ===========    ===========   ===========    ===========   ===========    ===========

Exercisable at end of year                 33,375,105    $     15.53    37,210,637    $     13.50    39,375,065    $     10.00

Weighted average fair value of options
    granted                                                     7.10                         8.42                         8.49
                                                         -----------                  -----------                  -----------


Restricted share plans:
Number outstanding at beginning of year       419,314                    1,980,038                   1,184,192
    Granted                                    72,913                      439,999                   1,637,604
    Vested                                   (314,957)                  (1,995,723)                   (779,028)
    Cancelled                                      --                       (5,000)                    (62,730)
                                          -----------                  -----------                  -----------
      Number outstanding at end of year       177,270                      419,314                   1,980,038
                                          ===========                  ===========                  ===========

Weighted average fair value of shares
    granted                                              $     22.90                  $     24.77                  $     23.85
                                                         ===========                  ===========                  ===========

         The fair value and pro forma income information calculated for options granted is estimated on the date of the grant using the Black-Scholes option-pricing model with the following weighted average assumptions in 2000, 1999 and 1998, respectively: volatility of 36.9 percent, 41.0 percent and 37.7 percent; risk free interest rates of 5.43 percent,
         5.55 percent and 4.79 percent; dividend yields of 2.50 percent, 2.00 percent and 1.58 percent; for all years expected lives of 2.5 to 5.5 years.

         The following table summarizes information about stock options outstanding at December 31, 2000 under various stock option plans of Firstar Corporation:


                                           Outstanding                                Exercisable
                          -----------------------------------------------      ----------------------------
                             Number       Weighted-Avg                         Number
                          Outstanding       Remaining      Weighted-Avg       Exercisable   Weighted-Avg
Range of exercise prices  at 12/31/00   Contractual Life  Exercise Price      at 12/31/00   Exercise Price
------------------------ -------------  ----------------  --------------      ------------  --------------

$1.73 - $10.00              8,597,857         3.6 Years  $         5.57         8,597,857  $         5.57
10.01 - 15.00               7,078,410         5.0 Years           11.15         7,071,635           11.15
15.01 - 20.00               5,482,138         6.4 Years           17.80         5,380,538           17.79
20.01 - 25.00              35,694,499         8.7 Years           22.40         9,517,355           23.24
25.01 - 30.00               4,080,022         7.2 Years           27.25         2,761,000           26.54
30.01 - 35.00                 262,273         8.3 Years           32.94            46,720           33.22
                         ------------  ----------------  --------------      ------------  --------------
    Total                  61,195,199         7.3 Years  $        18.69        33,375,105  $        15.53
                         ============  ================  ==============      ============  ==============

FIRSTAR CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


         Firstar applied APB Opinion No. 25 and related interpretations in accounting for all its stock-based compensation plans. Accordingly, no compensation expense has been recognized for stock option grants.

         The compensation cost that has been charged against income for stock-based compensation plans was $3,952,000, $32,916,000 and $14,138,000 for 2000, 1999 and 1998, respectively. The vesting of restricted stock as a result of mergers accelerated expense recognition in 1999 and 1998.

         SFAS No. 123 allows but does not require a "fair value" based method of accounting for stock-based compensation plans. Had Firstar recognized compensation expense based on the fair value of options at their grant date, as prescribed by SFAS No. 123, Firstar's net income for 2000, 1999 and 1998 would have been $1,230,355,000, $821,702,000 and
         $668,087,000, respectively. Pro forma basic earnings per share would have been $1.28 in 2000, $0.83 in 1999 and $0.69 in 1998. Pro forma diluted earnings per share would have been $1.27 in 2000, $0.82 in 1999 and $0.68 in 1998. These pro forma disclosures are not likely to be representative of the effect on reported net income and earnings per share for future years since current options vest over a four-year period and additional options are generally granted each year. Additionally, the vesting of options as a result of mergers would have accelerated expense recognition in 1999 and 1998 under SFAS No. 123.

         Directors and selected senior officers of Firstar and its banking subsidiaries may participate in Firstar's Deferred Compensation Plan through which they may postpone the receipt of compensation. Amounts deferred under the plan may be valued on the basis of an investment index or be used to purchase shares of Firstar's common stock. Although the plan is unfunded for tax purposes, a portion of the shares of treasury stock held at December 31, 2000, 1999 and 1998 were acquired to meet obligations arising from this plan and are considered common stock equivalents for the purpose of computing earnings per share.

         Firstar has entered into agreements with certain officers. In general, the agreements provide for the payment of a lump sum benefit to the officers, plus the continuation of certain medical and insurance benefits and immediate exercisability of stock options, in the event that the officers' employment is terminated involuntarily by Firstar or voluntarily by the officers for good reason, following a change in control of Firstar during the officers' protected period. The benefits payable under the agreements can be up to three times the officers' base salary and incentive bonus.

FIRSTAR CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


18.      INCOME TAXES

         The taxes applicable to income before income taxes were as follows:


(dollars in thousands)                2000        1999         1998
                                   ---------   ---------    ---------

Current income taxes:
    Federal                        $ 294,967   $ 354,477    $ 300,465
    State and other                   35,422     (14,474)      39,868
                                   ---------   ---------    ---------

      Subtotal                       330,389     340,003      340,333

Deferred income taxes:
    Federal                          287,091     172,813       66,449
    State and other                   25,421      24,433       (5,866)
                                   ---------   ---------    ---------

      Subtotal                       312,512     197,246       60,583
                                   ---------   ---------    ---------

      Provision for income taxes   $ 642,901   $ 537,249    $ 400,916
                                   =========   =========    =========

         Exercised stock options produced tax benefits of $32,860,000 in 2000, $74,303,000 in 1999 and $52,422,000 in 1998 which were allocated directly to shareholders' equity.

         The effective tax rate differed from the statutory U.S. federal tax rate of 35% as shown below:


                                                      2000         1999         1998
                                                   --------     --------     --------

Statutory tax rate                                     35.0%        35.0%        35.0%
Increase (reduction) in rate resulting from:
    Tax-exempt income, net of interest expense
      disallowance                                     (1.6%)       (2.5%)       (3.0%)
    State and local taxes, net of federal income
      tax benefit                                       2.1%         0.5%         1.8%
    Amortization of intangibles                         1.6%         2.1%         2.4%
    Nondeductible merger & acquisition costs            0.3%         4.0%         0.7%
    Liquidation of affiliate                             --           --         (2.1%)
    Sale of affiliate preferred stock                  (2.6%)         --           --
    Other - net                                        (1.4%)       (1.1%)       (1.6%)
                                                   --------     --------     --------

      Effective tax rate                               33.4%        38.0%        33.2%
                                                   ========     ========     ========

FIRSTAR CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


         The significant components of the net deferred tax asset (liability) were as follows:


(dollars in thousands)                               2000          1999          1998
                                                  ----------    ----------    ----------

Deferred tax liabilities:
    Equipment leased to customers                 $ (692,354)   $ (436,156)   $ (272,130)
    Securities available for sale                    (42,963)           --       (77,311)
    Bank premises and equipment                      (35,662)      (35,853)      (24,655)
    Acquired assets accounted for as a purchase       (9,479)       (6,088)       (4,725)
    Pension and post-retirement benefits             (20,450)      (16,790)       (8,492)
    Deferred loan fees/costs                         (40,045)       (4,103)       (4,525)
    FHLB dividends                                   (20,946)      (17,061)      (21,032)
    Partnership investments                          (14,877)           --            --
    Discount on securities                            (6,533)           --            --
    Other - net                                           --        (3,826)      (27,796)

Deferred tax assets:
    Allowance for loan losses                        259,310       250,603       243,755
    Securities available for sale                         --        51,291            --
    Pension and post-retirement benefits                  --        14,554        12,486
    State and federal net operating loss
      carryforwards                                   24,014        22,931        20,904
    Deferred compensation                             36,538        26,533        27,186
    Amortizable intangibles                           16,838            --            --
    Merger related charges                             1,110        12,239        84,199
    Foreclosed property                                   --         1,213           140
    Mortgage servicing rights                          9,851            --            --
    Federal AMT credit carryforward                       --        22,938         7,568
    Capital loss carryforward                         22,000            --            --
    Charitable contributions carryforward                846         6,523         4,202
    Other - net                                        3,721         5,923        12,741
                                                  ----------    ----------    ----------

      Subtotal                                      (509,081)     (105,129)      (27,485)

      Valuation allowance                            (16,589)      (12,704)      (10,854)
                                                  ----------    ----------    ----------

      Net deferred tax asset / (liability)        $ (525,670)   $ (117,833)   $  (38,339)
                                                  ==========    ==========    ==========




         A valuation allowance has been established to offset deferred tax assets related to state net operating loss carryforwards totaling approximately $436,966,000, which expire at various times within the next 15 years.

FIRSTAR CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


         Certain events covered by Internal Revenue Code Section 593(e), which was not repealed, will trigger a recapture of the base year reserve of acquired thrift institutions. The base year reserve of acquired thrift institutions would be recaptured if an entity ceases to qualify as a bank for federal income tax purposes. The base year reserves of thrift institutions also remain subject to income tax penalty provisions that, in general, require recapture upon certain stock redemptions of, and excess distributions to, shareholders. At December 31, 2000, retained earnings included approximately $101.8 million of base year reserves for which no deferred federal income tax liability has been recognized.

19.      SHAREHOLDERS' EQUITY

         The authorized and outstanding shares of Firstar are as follows:


December 31                                   2000              1999
                                          -------------   -------------

Preferred stock, $1.00 par value
    Authorized                               10,000,000      10,000,000
    Outstanding                                      --              --

Common stock, $.01 par value
    Authorized                            2,000,000,000   2,000,000,000
    Outstanding (net of treasury stock)     950,727,710     975,546,460


         Under the Firstar Preferred Share Purchase Rights Plan, each share of common stock entitles its holder to one right. Under certain conditions, each right entitles the holder to purchase one one-hundredth of a share of preferred stock at a price of $300, subject to adjustment. The rights will only be exercisable if a person or a group has acquired, or announced an intention to acquire, 15% or more of the outstanding shares of Firstar common stock. Under certain circumstances, including the existence of a 15% acquiring party, each holder of a right, other than the acquiring party, will be entitled to purchase at the exercise price Firstar common shares having a market value of two times the exercise price. In the event of the acquisition of Firstar by another company subsequent to a party acquiring 15% or more of Firstar common stock, each holder of a right is entitled to receive the acquiring company's common shares having a market value of two times the exercise price. The rights may be redeemed at a price of $.01 per right prior to the existence of a 15% acquiring party, and thereafter, may be exchanged for one common share per right prior to the existence of a 50% acquiring party. The rights will expire on December 1, 2008. The rights do not have voting or dividend rights and until they become exercisable, have no dilutive effect on the earnings of Firstar. Under the rights plan, the Board of Directors of Firstar may reduce the thresholds applicable to the rights from 15% to not less than 10%.

FIRSTAR CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


         A reconciliation of the transactions affecting Accumulated Other Comprehensive Income included in shareholders' equity for the years ended December 31, is as follows:



(dollars in thousands)                                  PRE-TAX       TAX EFFECT      NET OF TAX
                                                     ------------    ------------    ------------

1998:
Unrealized gains on securities available for sale    $    142,241    $    (50,804)   $     91,437
Reclassification adjustment for gains realized
    in net income                                         (16,530)          5,795         (10,735)
                                                     ------------    ------------    ------------
      Total                                          $    125,711    $    (45,009)   $     80,702
                                                     ============    ============    ============


1999:
Unrealized losses on securities available for sale   $   (527,472)   $    185,923    $   (341,549)
Reclassification adjustment for losses realized
    in net income                                         162,971         (57,447)        105,524
                                                     ------------    ------------    ------------
      Total                                          $   (364,501)   $    128,476    $   (236,025)
                                                     ============    ============    ============

2000:
Unrealized gains on securities available for sale    $    271,476    $    (95,150)   $    176,326
Reclassification adjustment for gains realized
    in net income                                          (1,120)            392            (728)
                                                     ------------    ------------    ------------
      Total                                          $    270,356    $    (94,758)   $    175,598
                                                     ============    ============    ============

20.      REGULATORY CAPITAL

         Firstar and its banking subsidiaries are subject to various capital requirements as defined by banking industry regulators for banks and bank holding companies. Failure to meet minimum capital requirements can initiate certain mandatory and possible additional discretionary actions by the regulators that, if undertaken, could have a material effect on the financial statements of Firstar. As of the most recent notification from its regulators, at December 31, 2000 and 1999, Firstar and its banking subsidiaries were categorized as "well capitalized" under the regulatory framework for prompt corrective action.

FIRSTAR CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

         The following provides a summary of the tier 1 and total risk-based capital amounts and ratios as compared to minimum capital requirements for 2000 and 1999 for Firstar and its significant bank subsidiaries:



                                                                   For Minimum
                                                                Capital Adequacy          To Be Well
                                           Actual                  Purposes               Capitalized
                                   ---------------------    ----------------------    ---------------------
(dollars in thousands)               Amount       Ratio        Amount      Ratio       Amount        Ratio
                                   -----------  --------    ------------  --------    -----------  --------

As of December 31, 2000:
    Total Capital
      (to Risk Weighted Assets):
    Consolidated                    $ 7,259,934     10.15%    $ 5,723,855      8.00%    $      n/a       n/a%
    Firstar Bank, N.A.                6,995,918     10.39       5,384,149      8.00      6,730,186     10.00

Tier 1 Capital
      (to Risk Weighted Assets):
    Consolidated                      5,270,998      7.37       2,861,927      4.00            n/a       n/a
    Firstar Bank, N.A.                4,425,506      6.58       2,692,074      4.00      4,038,111      6.00

Tier 1 Capital
      (to Average Assets):
    Consolidated                      5,270,998      7.17       2,939,757      4.00            n/a       n/a
    Firstar Bank, N.A.                4,425,506      6.43       2,751,036      4.00      3,438,795      5.00

As of December 31, 1999:
    Total Capital
      (to Risk Weighted Assets):
    Consolidated                     $ 7,098,176    10.79%    $ 5,261,406      8.00%    $      n/a        n/a%
    Firstar Bank, N.A.                3,980,658     10.22       3,115,410      8.00      3,894,263     10.00
    Mercantile Bank, N.A.             1,907,197     11.44       1,333,976      8.00      1,667,469     10.00

Tier 1 Capital
      (to Risk Weighted Assets):
    Consolidated                      5,327,118      8.10       2,630,703      4.00            n/a       n/a
    Firstar Bank, N.A.                2,893,411      7.43       1,557,705      4.00      2,336,588      6.00
    Mercantile Bank, N.A.             1,678,587     10.07         666,988      4.00      1,000,482      6.00

Tier 1 Capital
      (to Average Assets):
    Consolidated                      5,327,118      7.61       2,779,355      4.00            n/a       n/a
    Firstar Bank, N.A.                2,893,411      7.30       1,585,604      4.00      1,982,005      5.00
    Mercantile Bank, N.A.             1,678,587      8.26         812,396      4.00      1,015,495      5.00


FIRSTAR CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

21.      FINANCIAL INSTRUMENTS AND COMMITMENTS

         Firstar is a party to financial instruments with off-balance-sheet risk in the normal course of business in managing its interest rate risk and meeting the financing needs of its customers. These financial instruments include commitments to extend credit, standby letters of credit, interest rate swap agreements, interest rate caps and floors, forward contracts to purchase or sell foreign currencies and forward commitments to sell residential mortgage loans. These instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the consolidated balance sheets. The contract or notional amounts of these instruments reflect the extent of involvement that Firstar has in particular classes of financial instruments.

         Firstar's exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit, standby letters of credit and commercial letters of credit is represented by the contract amount of these instruments. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements. Firstar uses the same credit policies in making commitments and conditional obligations as it does for on-balance-sheet instruments. The need for collateral is assessed on a case-by-case basis, based upon management's credit evaluation of the other party.

         The following table shows the contract amount of off-balance-sheet financial instruments associated with Firstar's commercial and consumer lending activities as of December 31:


(dollars in thousands)                 2000              1999
                                   -------------   -------------

Commitments to extend credit       $  20,772,373   $  21,019,156
Credit card lines                      5,631,955       4,979,941
Standby letters of credit              2,749,325       2,609,846
Letters of credit                        147,622         269,704

         As part of its asset and liability management, Firstar uses various types of interest rate contracts for the purpose of managing its interest rate risk. The use of interest rate contracts enables Firstar to synthetically alter the repricing characteristics of designated earning assets and interest bearing liabilities. The following table summarizes the notional amounts and fair market values of interest rate contracts used in the interest rate risk management process at December 31:
                                       36

FIRSTAR CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


                                            2000                      1999
                                   -----------------------    -----------------------
                                    NOTIONAL     MARKET       NOTIONAL      MARKET
(dollars in thousands)               VALUE        VALUE         VALUE        VALUE
                                   ----------   ----------    ----------   ----------
Interest rate swaps:
    In a receivable position       $1,599,541   $   62,161    $  135,000   $      404
    In a payable position              40,000          (71)      765,000      (19,766)

Interest rate floors:
    In a receivable position               --           --       305,000           --
                                   ----------   ----------    ----------   ----------

      Total                        $1,639,541   $   62,090     1,205,000   $  (19,362)
                                   ==========   ==========    ==========   ==========


         The interest rate swaps were used to convert certain fixed rate deposits and borrowed funds to a variable rate basis and to convert certain floating rate commercial loans to a fixed rate basis. Interest rate floors provide for the receipt of payments when the three month LIBOR rate is below a predetermined level. These interest rate floors have been entered into to protect against the impact of declining rates on certain variable rate loans along with the interest rate risk associated with certain money market deposit accounts which have guaranteed minimum interest rates.

         The net cash flows associated with these off-balance-sheet interest rate contracts used to manage interest rate risk increased net interest income by $3.9 million, $7.5 million and $6.2 million during 2000, 1999 and 1998, respectively. The maturities of these interest rate contracts in terms of notional values as of December 31, 2000 are as follows:


                           MATURITY RANGE OF DERIVATIVE FINANCIAL INSTRUMENTS
(dollars in millions)         2001        2002         2009+        TOTAL
                           ---------    ---------    ---------    ---------

Interest rate swaps:
    Receive fixed rate     $     675    $     300    $     665    $   1,640
    Average receive rate        6.85%        7.80%        7.40%        7.24%
    Average pay rate            6.79%        7.28%        7.10%        7.00%

         Firstar enters into commitments to sell groups of residential mortgage loans that it originates or purchases as part of its mortgage banking activities. Firstar commits to sell the loans at specified prices in a future period typically within 90 days. The risk associated with these commitments consists primarily of loans not closing in sufficient volumes and at appropriate yields to meet the sale commitments. Firstar had contracts totaling $963 million and $589 million on December 31, 2000 and 1999, respectively. Gains or losses on these contracts are included in the determination of the market value of mortgages held for sale.

         Firstar also acts as an intermediary for customers in their management of interest rate and foreign currency risk. In this regard, Firstar will enter into interest rate swaps, caps, floors and foreign exchange contracts with its customers to minimize their exposure to market risk. Firstar enters into essentially offsetting transactions with other counterparties. Revenue from this intermediary activity was $14.9 million and $13.7 million in 2000 and 1999, respectively. Information on these transactions at December 31 is shown below:

FIRSTAR CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------




                                             2000                      1999
                                   -----------------------    -----------------------
                                    NOTIONAL     MARKET       NOTIONAL      MARKET
(dollars in thousands)               AMOUNT       VALUE        AMOUNT       VALUE
                                   ----------   ----------    ----------   ----------

Interest rate swaps:
    In a receivable position       $  797,654   $   18,165    $  725,784   $   33,935
    In a payable position             797,654      (13,911)      725,784      (31,057)

Interest rate caps/floors:
    Held                              303,830           --       136,396           71
    Written                           303,830           --       136,396          (71)

Foreign exchange contracts:
    In a receivable position          329,971       12,909       501,828        7,071
    In a payable position             295,327       (9,229)      456,999       (5,063)

         The notional values of derivative financial instruments do not represent direct credit exposures. Firstar is exposed to credit-related losses in the event of nonperformance by counterparties to these instruments. Where appropriate, Firstar requires collateral based upon the positive market value of the exposure taking into account bilateral netting agreements with certain counterparties.

         Based upon market values of all derivative financial instruments, Firstar's credit exposure was $93.2 million at December 31, 2000.

22.      ASSET SECURITIZATIONS

         Firstar has established a securitization trust which holds short-term commercial loans that were originated by Firstar. These loans totaled $2.0 billion at December 31, 2000 and included sales of originated loans to the trust of approximately $3.7 billion during 2000. Firstar received $18.0 million in servicing fee revenue from the trust during 2000. Firstar, under a credit enhancement agreement with the trust, may repurchase assets or provide alternative funding to the trust if the credit quality of the assets held falls below certain levels. No funding or repurchase of assets occurred during 2000.

         Firstar also established a securitization trust which held credit card receivables originated by Firstar. This trust was terminated in December 2000 and $509 million of credit card receivables were transferred from the trust to Firstar in exchange for the seller's certificates held by Firstar. During the period in 2000 that the trust was in existence, $665 million of credit card collections were reinvested in the trust. Firstar received $18.0 million in servicing fee revenue from the trust in 2000 and recorded a $2.2 million gain upon the termination of the trust.

23.      LITIGATION

         Various legal claims have arisen during the normal course of business which, in the opinion of management, will not result in material liability to Firstar.

FIRSTAR CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

24.      DIVIDEND RESTRICTIONS

         The payment of dividends to the parent company by subsidiary banks is subject to federal regulatory limitations. Dividends payable by a national bank to the parent company without the express approval of the Office of the Comptroller of the Currency (OCC) are limited to that bank's retained net profits for the preceding two calendar years plus retained net profits up to the date of any dividend declaration in the current calendar year. Retained net profits are defined by the OCC as net income, less dividends declared during the period, both of which are based on regulatory accounting principles.

         With the written approval of the OCC, Firstar Bank, N.A. ("FBNA") declared dividends in 2000 that were $566 million in excess of retained net profits. Before FBNA can declare dividends in 2001 without the written approval of the OCC, FBNA must have net income of $501 million plus an amount greater than the dividends to be declared in 2001. Since it is not expected to have net income of $501 million plus an amount greater than the dividends to be declared in 2001, FBNA will again need to obtain prior written approval of the OCC before any dividends can be declared in 2001.

         The amount of dividends available to the parent company from the other bank subsidiaries at December 31, 2000 was $49 million.


25.      OTHER NONINTEREST INCOME

         The following are included in all other income for the years ended December 31:



(dollars in thousands)                                     2000               1999            1998
                                                         ---------         ---------        ---------


Securitization income                                    $  73,871         $  42,020        $  20,011


26.      OTHER NONINTEREST EXPENSE

         The following are included in all other expense for the years ended December 31:


(dollars in thousands)                                     2000             1999              1998
                                                         ---------         ---------        ---------
Outside services                                         $ 112,842         $ 113,569        $ 100,546
Postage and courier                                        70,409             70,261           65,479

FIRSTAR CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


27.      EARNINGS PER SHARE

         The following table shows the amounts used in the computation of basic and diluted earnings per share:


(dollars in thousands, except per share data)        2000            1999              1998
                                                  ------------   ------------   ------------
Net income                                        $  1,283,619   $    875,318   $    805,450
Dividends on preferred stock                                --             --            (83)
Interest on convertible notes                               --             --             43
                                                  ------------   ------------   ------------

    Net income available to common shareholders   $  1,283,619   $    875,318   $    805,410
                                                  ------------   ------------   ------------

Weighted average shares:
Common shares                                          963,503        987,488        970,420
Convertible notes and preferred shares                      --             --            602
Options & stock plans                                    8,979         15,266         18,063
                                                  ------------   ------------   ------------

    Weighted average diluted common shares             972,482      1,002,754        989,085
                                                  ------------   ------------   ------------

Basic earnings per common share                   $       1.33   $       0.89   $       0.83
Diluted earnings per common share                         1.32           0.87           0.81

28.      BUSINESS SEGMENTS

         Firstar's operations include three primary business segments: Consumer Banking, Wholesale Banking, and Trust. Selected financial information by business segment is summarized below. This information is derived from the internal reporting systems used by management to assess segment performance.

         Consumer Banking provides deposit, installment and credit card lending, mortgage banking, leasing, investment, payment systems, personal financial management, and other financial services to individuals and small businesses. These services are also provided through retail branch offices, ATMs, voice banking, PC and video banking options.

         Wholesale Banking provides traditional business lending, asset-based lending, commercial real estate loans, equipment financing, cash management services and international trade services to businesses and governmental entities.

         Trust provides asset management services, comprehensive employee benefit plan services, mutual fund custody and corporate bond and stock transfer services.

FIRSTAR CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

         Treasury includes the net effect of transfer pricing of interest income and expense along with the operating results of the investment securities and residential loan portfolios. All revenue and expenses of administrative and support functions have been allocated to the primary business segments.

         Certain asset and liability balances have been reclassified between business segments during the year ended December 31, 2000. Additionally, the allocation methods used for administrative and support functions were altered during the year. Prior period segment data has been restated to be comparable to the current period presentation.


                                                                                                            Merger-
For the year ended December 31, 2000    Consumer     Wholesale                                              Related
     (dollars in thousands)              Banking      Banking        Trust       Treasury       Total       Expenses
                                      ------------  -----------     --------    ----------   -----------   -----------
Net interest income*                  $ 1,590,871   $   586,057   $    65,454   $   501,683   $ 2,744,065   $        --
Provision for loan losses                 180,515        34,951            65         6,912       222,443            --
Noninterest income                        770,191       222,412       458,218        55,486     1,506,307            --
Noninterest expense                     1,250,346       263,892       216,757        37,911     1,768,906       287,395
Income taxes*                             322,708       176,800       106,452       177,743       783,703       (95,694)
                                      -----------   -----------   -----------   -----------   -----------   -----------

    Net income                        $   607,493   $   332,826   $   200,398   $   334,603   $ 1,475,320   $  (191,701)
                                      ===========   ===========   ===========   ===========   ===========   ===========

Average balances:
    Loans                             $26,059,724   $19,690,676   $    42,121   $ 6,431,720   $52,224,241
    Total assets                       29,638,775    20,883,137       506,294    23,014,878    74,043,084
    Deposits                           42,526,045     5,351,319       798,408     4,068,186    52,743,958



For the year ended December 31, 2000
     (dollars in thousands)          Consolidated
                                     ------------
Net interest income*                   $ 2,744,065
Provision for loan losses                  222,443
Noninterest income                       1,506,307
Noninterest expense                      2,056,301
Income taxes*                              688,009
                                       -----------

    Net income                         $ 1,283,619
                                       ===========

Average balances:
    Loans
    Total assets
    Deposits

*   Taxable equivalent basis

                                                                                                                   Merger-
For the year ended December 31, 1999   Consumer       Wholesale                                                    Related
     (dollars in thousands)             Banking        Banking         Trust         Treasury         Total        Expenses
                                      ------------   ------------   ------------   ------------    ------------   ------------
Net interest income*                  $  1,487,804   $    583,704   $     67,664   $    558,270    $  2,697,442   $         --
Provision for loan losses                  169,528         37,186            196        (27,109)        179,801          7,500
Noninterest income                         720,696        198,899        442,612         40,364       1,402,571             --
Noninterest expense                      1,429,919        280,786        232,737         31,944       1,975,386        470,463
Income taxes*                              216,570        165,218         98,620        211,149         691,557       (100,012)
                                      ------------   ------------   ------------   ------------    ------------   ------------

    Net income                        $    392,483   $    299,413   $    178,723   $    382,650    $  1,253,269   $   (377,951)
                                      ============   ============   ============   ============    ============   ============

Average balances:
    Loans                             $ 25,284,194   $ 16,668,039   $     60,896   $  7,242,821    $ 49,255,950
    Total assets                        29,608,458     18,455,164        465,834     24,690,077      73,219,533
    Deposits                            44,090,014      5,626,469        561,575      1,543,144      51,821,202



For the year ended December 31, 1999
     (dollars in thousands)           Consolidated
                                      -------------
Net interest income*                  $  2,697,442
Provision for loan losses                  187,301
Noninterest income                       1,402,571
Noninterest expense                      2,445,849
Income taxes*                              591,545
                                      ------------

    Net income                        $    875,318
                                      ============

Average balances:
    Loans
    Total assets
    Deposits

*   Taxable equivalent basis

FIRSTAR CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


29.      FAIR VALUE OF FINANCIAL INSTRUMENTS

         SFAS No. 107, "Disclosures about Fair Value of Financial Instruments," requires disclosure of fair value information about both on- and off-balance-sheet financial instruments for which it is practicable to estimate fair value. For financial instruments where an available trading market does not exist, significant estimations and present value calculations were used to determine fair values as described below. Changes in those estimates and assumptions could have a significant impact on fair values.

         CASH AND CASH EQUIVALENTS

         For cash and due from banks, federal funds sold, securities purchased under agreement to resell and interest-bearing deposits in banks, the carrying value is a reasonable estimate of fair value due to their short-term nature.

         INVESTMENT SECURITIES

         Fair values for investment securities are based on quoted market prices, where available. If quoted market prices are not available, fair values are based on quoted market prices of comparable instruments or estimated current replacement cost of the instrument.

         LOANS AND LOANS HELD-FOR-SALE

         For variable rate loans which reprice frequently or are based on market changes, with no significant changes in credit risk, fair values are based on carrying values. The fair values for all other types of loans (including nonperforming loans) are estimated by discounting the future cash flows using current rates being offered for similar loans to borrowers of similar credit quality.

         DEPOSITS

         The fair values of noninterest-bearing deposits, savings, NOW and money market deposit accounts are, by definition, equal to the amount payable on demand at the reporting date. The carrying values of variable rate fixed-term time deposits approximate their fair values. For fixed-rate time deposits, fair values are estimated using a discounted cash flow analysis based on rates currently offered for deposits of similar remaining maturities.

         SHORT-TERM BORROWINGS

         The carrying amounts of federal funds purchased, securities sold under agreements to repurchase and other short-term borrowings approximate their fair values due to their short-term nature.

         LONG-TERM DEBT

         Fair values of Firstar's long-term debt are estimated by using discounted cash flow analyses, based on current market rates for debt with similar terms and remaining maturities.

         OFF-BALANCE-SHEET INSTRUMENTS

         The fair value of interest rate swap agreements is based on the present value of the swap. Fair values for caps and floors were obtained using an option pricing model. These values represent the estimated amount Firstar would receive or pay to terminate the contracts or agreements taking into account current interest rates and market volatility. Prices obtained from counterparties or pricing models are tested by obtaining third party valuations. The fair value of commitments to extend credit and standby letters of credit is not material and is not shown here.

FIRSTAR CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


         Due to the wide range of permitted valuation techniques and numerous estimates and assumptions which must be made for financial instruments which lack available secondary markets, management is concerned that reasonable comparability of estimated fair value disclosures between financial institutions may not be likely.

         The following table summarizes the estimated fair values of Firstar's financial instruments at December 31:



                                                       2000                              1999
                                          -------------------------------  -------------------------------
                                            Carrying           Fair           Carrying          Fair
                                             Amount           Value            Amount           Value
                                          --------------  ---------------  ---------------  --------------
 (dollars in thousands)

Financial assets:
    Cash and cash equivalents              $ 4,532,860      $ 4,532,860       $ 4,185,201     $ 4,185,201
    Investment securities                   13,865,489       13,870,364        13,113,867      13,119,723
    Net loans                               52,985,757       52,833,388        49,911,110      50,737,867
    Loans held for sale                        713,023          716,777           624,680         625,070
Financial liabilities:
    Deposits                                56,277,931       56,268,607        51,886,411      52,256,815
    Short-term borrowings                    9,024,379        9,024,379         8,302,019       8,302,019
    Long-term debt                           3,876,593        3,927,857         5,038,383       4,907,654
Derivative financial instruments:
    Asset and liability management:
      Interest rate contracts
      Asset                                         --           62,161                --             404
      Liability                                     --               71                --          19,766
    Customer activities:
      Interest rate contracts
        Asset                                   18,165           18,165            34,006          34,006
        Liability                               13,911           13,911            31,128          31,128
      Foreign exchange contracts:
        Asset                                   12,909           12,909             7,071           7,071
        Liability                                9,229            9,229             5,063           5,063

FIRSTAR CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

30. PARENT COMPANY FINANCIAL INFORMATION

BALANCE SHEETS
AS OF DECEMBER 31 (dollars in thousands)              2000         1999
----------------------------------------           ----------   ----------
Assets:
Investment in subsidiaries:
    Banking subsidiaries                           $5,898,875   $6,497,477
    Other subsidiaries                                178,838      126,531
                                                   ----------   ----------

      Total investment in subsidiaries              6,077,713    6,624,008

Cash and cash equivalents                             306,420      577,017
Other investments                                      37,155       30,630
Advances to subsidiaries                            1,496,573      570,380
Other assets                                          811,326      943,554
                                                   ----------   ----------

      Total assets                                 $8,729,187   $8,745,589
                                                   ==========   ==========

Liabilities and Shareholders' Equity:
    Short-term borrowings                          $  223,622   $  139,347
    Long-term debt                                  1,898,697    1,980,637
    Other liabilities                                  78,538      316,969
    Shareholders' equity                            6,528,330    6,308,636
                                                   ----------   ----------

      Total liabilities and shareholders' equity   $8,729,187   $8,745,589
                                                   ==========   ==========

FIRSTAR CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------



STATEMENTS OF INCOME
FOR THE YEARS ENDED DECEMBER 31 (dollars in thousands)          2000          1999            1998
                                                            -----------    -----------    -----------
Revenue:
Dividends from subsidiaries:
    Banking subsidiaries                                    $ 2,095,500    $   666,006    $   803,176
    Nonbank subsidiaries                                          8,888         12,000         16,300
                                                            -----------    -----------    -----------
      Total dividends from subsidiaries                       2,104,388        678,006        819,476

Fees and assessments from subsidiaries                           32,194         37,612         82,457
Other income                                                     64,864         91,235         43,238
                                                            -----------    -----------    -----------
      Total revenue                                           2,201,446        806,853        945,171

Expense:
    Interest on short-term borrowings                            14,329         11,308          9,734
    Interest on long-term debt                                  135,372        112,234         96,059
    Other operating expense                                      56,433        221,548        285,623
                                                            -----------    -----------    -----------
      Total expense                                             206,134        345,090        391,416

Income before income tax benefit                              1,995,312        461,763        553,755
Income tax benefit                                               25,719         19,790         81,056
Equity in undistributed income of subsidiaries                 (737,412)       393,765        170,639
                                                            -----------    -----------    -----------
      Net income                                            $ 1,283,619    $   875,318    $   805,450
                                                            ===========    ===========    ===========

FIRSTAR CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------



STATEMENT OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31 (dollars in thousands)         2000            1999             1998
                                                            -----------     -----------     -----------
Cash flows from Operating Activities:
Net income                                                  $ 1,283,619     $   875,318     $   805,450
Adjustments to reconcile net income to net
    cash provided by operating activities:
      Equity in undistributed income of subsidiaries            737,412        (393,765)       (170,639)
      Depreciation and amortization                              40,474          63,649          63,254
      Net change in receivables from subsidiaries                    --              --            (942)
      (Gain)/loss on sale of securities available
         for sale                                                    --           1,630            (333)
      Net change in other assets and liabilities               (295,974)        (68,219)        (17,740)
                                                            -----------     -----------     -----------
         Net cash provided by operating activities            1,765,531         478,613         679,050

Cash flows from Investing Activities:
Capital contributions to subsidiaries                                --              --        (211,005)
Net change in advances to subsidiaries                         (926,193)        137,440        (100,577)
Proceeds from maturities of available for
    sale securities                                               3,588           1,071          10,939
Proceeds from sales of available for sale securities                 --             328             616
Purchase of available for sale securities                       (10,004)        (10,790)        (10,626)
Cash from mergers of holding companies                          173,353              --          55,659
Other investing activity                                             --          45,805              93
                                                            -----------     -----------     -----------
      Net cash (used in) provided by
         investing activities                                  (759,256)        173,854        (254,901)

Cash flows from Financing Activities:
Net change in short-term borrowings                              84,275           5,287          30,447
Net change in long-term debt                                    (81,940)        494,008          63,601
Dividends paid                                                 (626,558)       (456,570)       (394,583)
Common stock transactions                                      (652,649)       (502,691)        (19,868)
Shares reserved to meet deferred
    compensation obligations                                         --              --           1,193
                                                            -----------     -----------     -----------

      Net cash used in financial activities                  (1,276,872)       (459,966)       (319,210)

Net change in cash and cash equivalents                        (270,597)        192,501         104,939
Cash and cash equivalents at beginning of year                  577,017         384,516         279,577
                                                            -----------     -----------     -----------
Cash and cash equivalents at end of year                    $   306,420     $   577,017     $   384,516
                                                            ===========     ===========     ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
FOR THE YEARS ENDED DECEMBER 31 (dollars in thousands)         2000         1999          1998
                                                            ---------     ---------    ---------
Interest expense                                            $ 149,774     $ 109,272    $ 129,329
Taxes (refunded) paid                                         (77,410)      199,420      137,166

FIRSTAR CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------

31.      SUMMARY OF QUARTERLY FINANCIAL INFORMATION (UNAUDITED)

         The following is a summary of quarterly results of operations for 2000 and 1999.

                                                                QUARTER ENDED
(dollars in thousands, except per share data  ---------------------------------------------------
2000                                            Dec. 31      Sept. 30      June 30       Mar. 31
                                              -----------  ------------ ------------  ------------
Net interest income                           $  676,065    $  678,653   $  674,587    $  669,653
Provision for loan losses                         67,500        58,200       51,054        45,689
Net interest income after provision
   for loan losses                               608,565       620,453      623,533       623,964
Noninterest income                               398,519       374,965      371,574       361,248
Noninterest expense                              508,775       533,612      508,089       505,826
Income taxes                                     148,226       152,812      170,275       171,587
Net income                                       350,083       308,994      316,743       307,799

Per share:
   Basic earnings per common share                  0.37          0.32         0.33          0.32
   Diluted earnings per common share                0.37          0.32         0.32          0.31
   Cash dividends declared on common              0.1625        0.1625       0.1625        0.1625
   Book value of common shares at quarter-end       6.87          6.52         6.46          6.46
   Market price - high                             24.50         25.00        28.00         24.88
                  low                              15.38         20.00        20.88         16.38
   Weighted average common shares
     outstanding (000's)                         951,788       958,886      968,446       975,071
   Weighted average diluted common
     shares (000's)                              958,590       967,578      979,378       984,590

Ratios:
   Return on average assets                         1.85 %        1.66 %       1.72 %        1.71 %
   Return on average common equity                 21.84         19.42        20.15         19.35
   Net interest margin                              4.02          4.09         4.12          4.17
   Efficiency ratio                                46.89         50.12        48.05         48.49
   Noninterest income as a percent of
     net revenue                                   36.73         35.22        35.14         34.63

FIRSTAR CORPORATION
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
--------------------------------------------------------------------------------


                                                                 QUARTER ENDED
(dollars in thousands, except per share data  ----------------------------------------------------
1999                                            DEC. 31      SEPT. 30      JUNE 30       MAR. 31
                                              -----------  ------------ ------------  ------------
Net interest income                           $  662,829    $  661,481   $  663,411    $  655,425
Provision for loan losses                         43,749        55,325       44,838        43,389
Net interest income after provision
   for loan losses                               619,080       606,156      618,573       612,036
Noninterest income                               361,423       348,621      353,014       339,513
Noninterest expense                              548,295       840,589      536,122       520,843
Income taxes                                     164,163        85,828      144,176       143,082
Net income                                       268,045        28,360      291,289       287,624

Per share:
   Basic earnings per common share                $ 0.27        $ 0.03       $ 0.29        $ 0.29
   Diluted earnings per common share                0.27          0.03         0.29          0.29
   Cash dividends declared on common stock        0.1625          0.10         0.10          0.10
   Book value of common shares at quarter-end       6.47          6.56         6.74          6.84
   Market price - high                             29.50         29.63        35.33         31.94
                  low                              19.56         22.13        26.00         27.42
   Weighted average common shares
     outstanding (000's)                         980,630       985,779      992,496       991,182
   Weighted average diluted common
     shares (000's)                              993,411       999,298    1,009,669     1,008,845

Ratios:
   Return on average assets                         1.49%         0.15%        1.58%         1.58%
   Return on average common equity                 16.48          1.69        17.07         17.25
   Net interest margin                              4.17          4.04         4.09          4.07
   Efficiency ratio                                52.88         82.11        52.03         51.62
   Noninterest income as a percent of
     net revenue                                   34.86         34.05        34.26         33.65